Exhibit 16(c)(xx)

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Project Savanna DISCUSSION MATERIALS FOR THE SPECIAL COMMITTEE MARCH 15, 2024 HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Confidential Treatment Requested on 8 pages, confidential information filed separately with the SEC

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the “materials”), are provided solely for the information of the Board of Directors (the “Board”) of Sharecare, Inc. (the “Company”) by Houlihan Lokey in connection with the Board’s consideration of a potential transaction (the “Transaction”) involving the Company. This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with Houlihan Lokey in connection therewith. Any defined terms used herein shall have the meanings set forth herein, even if such defined terms have been given different meanings elsewhere in the materials. The materials are for discussion purposes only. 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If the Company plans to disclose information pursuant to the first sentence of this paragraph, the Company shall inform those to whom it discloses any such information that they may not rely upon such information for any purpose without Houlihan Lokey’s prior written consent. Houlihan Lokey is not an expert on, and nothing contained in the materials should be construed as advice with regard to, legal, accounting, regulatory, insurance, tax or other specialist matters. Houlihan Lokey’s role in reviewing any information was limited solely to performing such a review as it deemed necessary to support its own advice and analysis and was not on behalf of the Board. The materials necessarily are based on financial, economic, market and other conditions as in effect on, and the information available to Houlihan Lokey as of, the date of the materials. Although subsequent developments may affect the contents of the materials, Houlihan Lokey has not undertaken, and is under no obligation, to update, revise or reaffirm the materials, except as may be expressly contemplated by Houlihan Lokey’s engagement letter. The materials are not intended to provide the sole basis for evaluation of the Transaction and do not purport to contain all information that may be required. The materials do not address the underlying business decision of the Company or any other party to proceed with or effect the Transaction, or the relative merits of the Transaction as compared to any alternative business strategies or transactions that might be available for the Company or any other party. The materials do not constitute any opinion, nor do the materials constitute a recommendation to the Board, the Company, any security holder of the Company or any other party as to how to vote or act with respect to any matter relating to the Transaction or otherwise or whether to buy or sell any assets or securities of any company. Houlihan Lokey’s only opinion is the opinion, if any, that is actually delivered to the Board. In preparing the materials Houlihan Lokey has acted as an independent contractor and nothing in the materials is intended to create or shall be construed as creating a fiduciary or other relationship between Houlihan Lokey and any party. The materials may not reflect information known to other professionals in other business areas of Houlihan Lokey and its affiliates. 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Selecting portions of the analyses, analytic methods and factors without considering all analyses and factors could create a misleading or incomplete view. The materials reflect judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of the participants in the Transaction. Any estimates of value contained in the materials are not necessarily indicative of actual value or predictive of future results or values, which may be significantly more or less favorable. Any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which any assets, businesses or securities may actually be sold. The materials do not constitute a valuation opinion or credit rating. The materials do not address the consideration to be paid or received in, the terms of any arrangements, understandings, agreements or documents related to, or the form, structure or any other portion or aspect of, the Transaction or otherwise. Furthermore, the materials do not address the fairness of any portion or aspect of the Transaction to any party. In preparing the materials, Houlihan Lokey has not conducted any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of the Company or any other party and has no obligation to evaluate the solvency of the Company or any other party under any law. All budgets, projections, estimates, financial analyses, reports and other information with respect to operations reflected in the materials have been prepared by management of the relevant party or are derived from such budgets, projections, estimates, financial analyses, reports and other information or from other sources, which involve numerous and significant subjective determinations made by management of the relevant party and/or which such management has reviewed and found reasonable. The budgets, projections and estimates contained in the materials may or may not be achieved and differences between projected results and those actually achieved may be material. Houlihan Lokey has relied upon representations made by management of the Company that such budgets, projections and estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management (or, with respect to information obtained from public sources, represent reasonable estimates), and Houlihan Lokey expresses no opinion with respect to such budgets, projections or estimates or the assumptions on which they are based. The scope of the financial analysis contained herein is based on discussions with the Company (including, without limitation, regarding the methodologies to be utilized), and Houlihan Lokey does not make any representation, express or implied, as to the sufficiency or adequacy of such financial analysis or the scope thereof for any particular purpose. Houlihan Lokey has assumed and relied upon the accuracy and completeness of the financial and other information provided to, discussed with or reviewed by it without (and without assuming responsibility for) independent verification of such information, makes no representation or warranty (express or implied) in respect of the accuracy or completeness of such information and has further relied upon the assurances of the Company that it is not aware of any facts or circumstances that would make such information inaccurate or misleading. In addition, Houlihan Lokey has relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company or any other participant in the Transaction since the respective dates of the most recent financial statements and other information, financial or otherwise, provided to, discussed with or reviewed by Houlihan Lokey that would be material to its analyses, and that the final forms of any draft documents reviewed by Houlihan Lokey will not differ in any material respect from such draft documents. The materials are not an offer to sell or a solicitation of an indication of interest to purchase any security, option, commodity, future, loan or currency. The materials do not constitute a commitment by Houlihan Lokey or any of its affiliates to underwrite, subscribe for or place any securities, to extend or arrange credit, or to provide any other services. 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Disclaimer 2

Page 1. Situation Overview 3 2. Management Projections and Financial Analyses 7 3. Appendix 22

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Source: Discussions with company management. 4 ƒ In October 2023, Sharecare received proposals from Claritas Capital and » On October 3rd, Claritas Capital submitted a proposal to acquire the business for $1.35 – $1.80 per share » On October 8th, submitted a proposal to acquire the business for $1.50 per share » On October 11th, Claritas filed an amended 13D statement, publicly disclosing its offer ƒ Following inbound inquires, Savanna management has also engaged with , owner of , backed by and , as well as private equity firm » On February 2nd, 2024, submitted a proposal to acquire the business for $1.95 – $2.05 per share » On February 3rd, Claritas submitted a revised proposal to acquire the business for $1.60 – $2.00 per share » On March 5th, indicated that they would decline to engage further » On March 6th, Claritas submitted a revised proposal to acquire the business for $1.80 – $2.00 per share » On March 9th, submitted a proposal to acquire the business for $1.40 – $1.90 per share Situation Overview Process Developments Since October 2023 *Confidential treatment requested

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Summary of Latest Proposals (1 of 2) 5 » Price ƒ $1.40 – $1.90 per share ƒ 49% – 102% premium to closing price as of March 7 ƒ 38% – 88% premium to 3-month VWAP ƒ 38% – 87% premium to 6-month VWAP ƒ $1.80 – $2.00 per share ƒ 100.5% – 122.8% premium to closing price as of March 6 ƒ 74.3% – 93.7% premium to 30-day VWAP of $1.03 ƒ $1.95 – $2.05 per share ƒ 90% – 100% premium to trailing 180- day closing price » Financing ƒ Expect to fund the proposed transaction through a combination of equity from funds and third-party debt financing ƒ Proposed transaction will not be subject to any financing contingency ‒ funds to provide “equity backstop” for the full purchase price (less balance sheet cash) ƒ Intend to raise up to $200M of debt from a limited group of direct lenders ƒ Remaining consideration would be funded with a fungible mix of new equity and rollover from existing stockholders ‒ In discussions with various parties for new equity investment ‒ Claritas may invest new equity in addition to rolling its current equity ‒ Sources of rolled equity not yet identified; not assuming that management or insiders other than Claritas will roll ƒ Potential equity and lending partners include: ƒ No financing conditionality expected ƒ No new financing required to complete the transaction (3/9/2024) Claritas Capital (3/6/2024) Source: Proposal letters from , Claritas Capital, and ; discussions with Savanna management. (2/2/2024) *Confidential treatment requested

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY 6 » Assumptions ƒ Savanna will not pay a dividend to shareholders prior to transaction closing ƒ Fully diluted share count (shares converting to common stock in a transaction) of 376,322,754 – 391,096,075 ƒ The cost to mandatorily redeem the Series A Preferred Stock will be $50M ƒ No shares of common stock will be issuable as of or prior to the closing of the transaction pursuant to warrants, earn-outs or other contractual agreements with milestones, contingent equity or the Series A Preferred Stock, and all such instruments will be cancelled with no ongoing obligations (either in the form of equity or cash) as of the closing of the transaction (other than $50M cost to redeem the Series A Preferred Stock) ƒ Fully diluted share count (shares converting to common stock in a transaction) of 388.6M – 393.4M shares ƒ Fully diluted share count (shares converting to common stock in a transaction) in the range of 395M, plus or minus 1% or 2% ƒ Elevance redemption rights on a change of control settled without cash or share dilution beyond the 5M common units that have been issued » Due Diligence, Timing and Approvals ƒ Entering into definitive agreements remains subject to completion of due diligence and receipt of final internal investment committee approval ƒ Confident that the parties will be able to finalize transaction terms efficiently and be ready to sign definitive documents no later than 4 weeks after being granted the access needed ƒ Proposal is contingent upon satisfactory completion of due diligence ƒ Execution of the definitive agreement is subject to the final approval of the investment committee; expect approval to be obtained upon completion of due diligence and negotiation of the definitive agreement ƒ Assuming imminent access to data room and management, able to complete due diligence and sign a definitive agreement expeditiously; would work in good faith to do so in advance of Savanna’s next earnings announcement date ƒ Board is highly supportive of the acquisition and this letter; required approvals not addressed (3/9/2024) Claritas Capital (3/6/2024) (2/2/2024) Summary of Latest Proposals (2 of 2) Source: Proposal letters from , Claritas Capital, and ; discussions with Savanna management. *Confidential treatment requested

Page 1. Situation Overview 3 2. Management Projections and Financial Analyses 7 3. Appendix 22

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE Historical and Projected Financial Data FOR INFORMATIONAL PURPOSES ONLY Management Projections (including doc.ai) Source: Company filings, management projections, FactSet, Capital IQ as of 3/12/2024. Note: Segment revenue may not sum to total revenue due to rounding 8 ($ in millions, except per share data) CAGR 21A-23E 24E-26E Revenue 6% 19% Adj. EBITDA (7%) 58% $22 $15 $62 $15 $27 $6 $24 $37 $77 $92 2021A 2022A 2023E 2024E 2025E 2026E NMF Adj. EBITDA – Capex 126% NMF Adj. EBITDA – Capex – SBC NMF ($14) ($39) ($6) $13 $53 $68 2021A 2022A 2023E 2024E 2025E 2026E ($61) ($108) ($53) ($24) $21 $36 2021A 2022A 2023E 2024E 2025E 2026E Enterprise Provider Life Sciences doc.ai $243 $259 $258 $209 $283 $369 $91 $104 $119 $123 $138 $152 $78 $80 $82 $86 $91 $98 $19 $413 $442 $19 $460 $436 $531 $619 2021A 2022A 2023E 2024E 2025E 2026E

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Sources: Company filings, management projections. 9 ($ in millions) Revenue Adj. EBITDA Adj. EBITDA – Capex $31 $60 $100 $16 $41 $83 $29 $54 $64 $37 $77 $92 $27 $6 $24 $0 $20 $40 $60 $80 $100 $120 2021E 2022E 2023E 2024E 2025E 2026E ($26) $6 $45 ($3) $22 $32 $13 $53 $68 ($14) ($39) ($6) ($60) ($20) $20 $60 2021E 2022E 2023E 2024E 2025E 2026E $413 $442 $460 $396 $512 $629 $443 $532 $620 $455 $487 $521 $436 $531 $619 $350 $400 $450 $500 $550 $600 $650 $700 2021E 2022E 2023E 2024E 2025E 2026E Actuals 2021 Forecast 2022 Forecast 2023 Forecast 2024 Forecast Historical and Projected Financial Data Management Projections from 2021 – 2024 vs Actual Performance

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Illustrative Benchmarking Management Projections vs. Digital Health Companies Source: Company filings, management projections, FactSet, Capital IQ, Bloomberg as of 3/12/2024. Note: A figure is shown as NA if it is not available or not meaningful. (1) Refers to CY 2023 actuals. 10 ($ in millions, except per share data) Top-line Growth CY21A-CY23E Revenue Grow th CAGR Name Value Evolent Health, Inc. 32% Phreesia, Inc. 30% Accolade, Inc. 19% Teladoc Health, Inc. 13% Health Catalyst, Inc. 11% Alight, Inc. 8% Savanna (with doc.ai) 6% American Well Corporation 1% Revenue Growth Adj. EBITDA Growth Top-line Growth CY24E-CY26E Revenue Grow th CAGR Name Value Accolade, Inc. 20% Savanna (with doc.ai) 19% American Well Corporation 18% Phreesia, Inc. 17% Evolent Health, Inc. 15% Health Catalyst, Inc. 12% Alight, Inc. 6% Teladoc Health, Inc. 4% Profitability Growth CY21A-CY23E EBITDA Grow th CAGR Name Value Evolent Health, Inc. 71% Teladoc Health, Inc. 11% Savanna (with doc.ai) (7%) Alight, Inc. NA Accolade, Inc. NA American Well Corporation NA Health Catalyst, Inc. NA Phreesia, Inc. NA Profitability Growth CY24E-CY26E EBITDA Grow th CAGR Name Value Savanna (with doc.ai) 58% Health Catalyst, Inc. 46% Evolent Health, Inc. 23% Alight, Inc. 11% Teladoc Health, Inc. 10% Accolade, Inc. NA American Well Corporation NA Phreesia, Inc. NA [1] [1] [1] [1] [1] [1] [1] [1] [1] [1]

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Financial Projections Comparison: Management vs. Consensus Source: Company filings, management projections, FactSet, Capital IQ as of 3/12/2024. Note: Segment revenue may not sum to total revenue due to rounding and different broker segment share of total revenues. (1) CG as of 1/3/2024, other brokers as of November 2023. 11 Consensus Revenue Projections(1) (Feb-24) Consensus Adj. EBITDA Projections(1) (Feb-24) YoY Growth Enterprise Provider Life Sciences 3% 9% 10% Adj. EBITDA Margin Adj. EBITDA 5% 9% 11% ($ in millions, except per share data) Management Revenue Projections (With doc.ai) Management Adj. EBITDA Projections (With doc.ai) (5%) 22% 8% 17% 14% $258 $228 $302 $369 $119 $123 $138 $152 $82 $86 $91 $98 $460 $436 $531 $619 2023E 2024E 2025E 2026E 4% $24 $37 $77 $92 2023E 2024E 2025E 2026E 5% 15% $258 $279 $305 $120 $134 $151 $77 $82 $454 $89 $495 $545 2023E 2024E 2025E 2026E $24 $46 $59 2023E 2024E 2025E 2026E N/A N/A Consensus estimates do not reflect loss of consensus 2024E revenue is 14% higher than management plan 2025E management plan Adj. EBITDA is 31% higher than consensus *Confidential treatment requested

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE Market Backdrop Since Closing of de-SPAC Transaction (7/2/21) FOR INFORMATIONAL PURPOSES ONLY Digital Health Valuation Multiples: EV / NTM Revenue 12 Revenue multiples have normalized at significantly lower levels since Savanna went public in 2021 Source: Capital IQ as of 3/12/2024. Note: Figures shown on this page are sourced directly from Capital IQ for illustrative purposes and therefore may differ from figures shown on other pages. Note: Multiples <0x or >25x considered NMF. EV refers to Enterprise Value; NMF refers to Not Meaningful Figure; NTM refers to Next Twelve Months. (1) The Company completed the de-SPAC transaction on 7/1/21 and began trading on the Nasdaq under ticker “SHCR” on 7/2/21. (2) Includes ACCD, ALIT, AMWL, EVH, HCAT, PHR, and TDOC. (3) Alight, Inc. went public via de-SPAC transaction on 7/6/21. Availability of Wall Street analyst consensus commences on 8/16/21. Source: Capital IQ as of 3/12/2024 0.0x 1.0x 2.0x 3.0x 4.0x 5.0x 6.0x 7.0x 8.0x Jul-21 Sep-21 Nov-21 Jan-22 Mar-22 May-22 Jul-22 Sep-22 Nov-22 Jan-23 Mar-23 May-23 Jul-23 Sep-23 Nov-23 Jan-24 Mar-24 Sharecare, Inc. Accolade Alight³ Amwell Evolent Health Health Catalyst Phreesia Teladoc Health Selected Companies Index² Since Two-Year One-Year YTD de-SPAC¹ Average Average Average Sharecare, Inc. 1.7x 1.0x 0.8x 0.6x Selected Companies Index² 3.1x 2.0x 1.9x 1.9x

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE Market Backdrop Since Closing of de-SPAC Transaction (7/2/21) FOR INFORMATIONAL PURPOSES ONLY Digital Health Valuation Multiples: EV / NTM EBITDA 13 EBITDA multiples have normalized at significantly lower levels since Savanna went public in 2021 Source: Capital IQ as of 3/12/2024. Note: Figures shown on this page are sourced directly from Capital IQ for illustrative purposes and therefore may differ from figures shown on other pages. Note: Multiples <0x or >100x considered NMF. EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization. EV refers to Enterprise Value; NMF refers to Not Meaningful Figure; NTM refers to Next Twelve Months. (1) The Company completed the de-SPAC transaction on 7/1/21 and began trading on the Nasdaq under ticker “SHCR” on 7/2/21. (2) Includes ACCD, ALIT, AMWL, EVH, HCAT, PHR, and TDOC. (3) Alight, Inc. went public via de-SPAC transaction on 7/6/21. Availability of Wall Street analyst consensus commences on 8/16/21. S Note: Figures shown on this page are sourced directly from Capital IQ for illustrative purposes and therefore may differ from figures shown on other pages 0.0x 10.0x 20.0x 30.0x 40.0x 50.0x 60.0x 70.0x 80.0x Jul-21 Sep-21 Nov-21 Jan-22 Mar-22 May-22 Jul-22 Sep-22 Nov-22 Jan-23 Mar-23 May-23 Jul-23 Sep-23 Nov-23 Jan-24 Mar-24 Sharecare, Inc. Alight³ Evolent Health Health Catalyst Teladoc Health Selected Companies Index² Since Two-Year One-Year YTD de-SPAC¹ Average Average Average Sharecare, Inc. 23.6x 15.7x 11.2x 7.2x Selected Companies Index² 24.5x 19.1x 16.0x 14.9x

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY 14 Relative Total Shareholder Return Information Since Closing of de-SPAC Transaction (7/2/21)1 24.1% 13.5% -50.6% -89.8% -100% -75% -50% -25% 0% 25% 50% Jul-21 Oct-21 Jan-22 Apr-22 Jul-22 Oct-22 Jan-23 Apr-23 Jul-23 Oct-23 Jan-24 Sharecare, Inc. S&P 500 Index (Total Return) Nasdaq Composite Index (Total Return) Selected Companies Index² Source: Capital IQ as of 3/12/2024. (1) The Company completed the de-SPAC transaction on 7/1/21 and began trading on the Nasdaq under ticker “SHCR” on 7/2/21. (2) Includes ACCD, ALIT, AMWL, EVH, HCAT, PHR, and TDOC. Since Two-Year One-Year de-SPAC1 Return Return Sharecare, Inc. -89.8% -64.7% -56.3% S&P 500 Index (Total Return) 24.1% 28.1% 36.4% Nasdaq Composite Index (Total Return) 13.5% 31.5% 46.5% Selected Companies Index² -50.6% -28.8% -23.6%

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE Summary of Preliminary Financial Analysis FOR INFORMATIONAL PURPOSES ONLY Implied Prices Per Share – Present Value as of 3/12/2024 15 Source: Company filings, Savanna management projections, Wall Street research, Capital IQ as of 3/12/2024. (1) Future share price ranges shown reflect share prices projected at 12/31/2025 discounted to 3/12/2024 at Savanna’s 13.3% estimated cost of equity. (2) Provider Divestiture assumes: gross sale price based on a multiple of Provider 2024E Adj. EBITDA; NOL tax shield on gain (per management guidance); transaction occurs on 6/30/2024E; and SBC, D&A, and Change in Net Working Capital allocated to the Provider division based on share of revenue from 2024E-2026E. CapEx for RemainCo provided by Savanna management. PRESENT VALUE Current Share Price (3/12/2024): $0.95 Preliminary Selected Transactions Analysis – “Sum-of-the-Parts” ‒ Enterprise (1.50x – 2.50x 2024E Revenue): Implied Segment EV of $313M – $522M ‒ Provider (8.0x – 15.0x 2024E Adj. EBITDA): Implied Segment EV of $233M – $437M ‒ Life Sciences (10.0x – 14.0x 2024E Adj. EBITDA): Implied Segment EV of $212M – $297M ‒ Corporate overhead valued assuming perpetual growth rate of 1% – 2% and WACC of 11.0% – 12.0% PRESENT / FUTURE SHARE PRICES Preliminary Discounted Cash Flow Analysis ‒ Terminal EBITDA multiple: 9.0x – 12.0x ‒ WACC: 11.0% – 12.0% Preliminary Selected Companies Analysis (2025E Revenue Multiples) ‒ 0.75x – 1.50x 2025E Revenue Preliminary Selected Companies Analysis (2024E Revenue Multiples) ‒ 1.00x – 2.00x 2024E Revenue Preliminary Selected Companies Analysis (2025E EBITDA Multiples) ‒ 9.0x – 12.0x 2025E Adj. EBITDA Claritas Capital Offer Price (3/6/2024): $1.80 – $2.00 Offer Price (2/2/2024): $1.95 – $2.05 Offer Price (3/9/2024): $1.40 – $1.90 Illustrative Provider Divestiture (EBITDA Multiples)(1)(2) ‒ Assuming NTM Adj. EBITDA multiple range of 6.6x (current Savanna consensus multiple) – 13.4x (median Digital Health multiple) ‒ Assuming Provider segment sold for 8.0x – 15.0x 2024E Adj. EBITDA ($233M – $437M) Illustrative Provider Divestiture with Share Repurchase (EBITDA Mult.)(1)(2) ‒ Assuming NTM Adj. EBITDA multiple range of 6.6x (current Savanna consensus multiple) – 13.4x (median Digital Health multiple) ‒ Assuming Provider segment sold for 8.0x – 15.0x 2024E Adj. EBITDA ($233M – $437M) ‒ Assumes Savanna repurchases $100M – $300M of shares in 2024 at weighted average price of $1.00 – $1.20 per share Illustrative Status Quo (EBITDA Multiples)(1) ‒ Assuming NTM Adj. EBITDA multiple range of 6.6x (current Savanna consensus multiple) – 13.4x (median Digital Health multiple) Illustrative Implied Future Share Prices at 12/31/25E a M 7 – C M M u Offer Price (2/2/2024): $1 95 $2 05 u M T u M e u t h $1.12 $1.05 $1.24 $1.20 $1.66 $1.61 $1.24 $1.32 $2.81 $1.87 $2.25 $2.08 $2.12 $1.99 $2.05 $2.18 Savanna Current Multiple Selected Companies Median Mult. $1.55 $2.82 - $1.31 $2.34 - $1.40 $3.51 - *Confidential treatment requested

HIGHLY CONFIDENTIAL
DRAFT FOR DISCUSSION
SUBJECT TO CHANGE
FOR INFORMATIONAL PURPOSES ONLY

Preliminary Selected Transactions Analysis

Sum-of-the-Parts

($ in millions, except per share data)

Business Segment	Basis	Metric [1]	Multiple Range			Implied Value			
Enterprise	2024E Revenue	$208.7	1.50x	--	2.50x	$313.1	--	$521.8	
Provider	2024E Adj. EBITDA	$29.2	8.0x	--	15.0x	$233.2	--	$437.3	
Life Sciences	2024E Adj. EBITDA	$21.2	10.0x	--	14.0x	$212.1	--	$297.0	
Corporate Overhead	Discounted Cash Flow Analysis	($35.6)	NA	--	NA	($346.3)	--	($420.9)	[2]
Implied Enterprise Value Reference Range						**$412.2**	--	**$835.1**	
Plus: Cash & Cash Equivalents as of 12/31/2023 [3]						129.0	--	129.0	
Plus: Present Value of doc.ai Contribution as of 3/15/24 [4]						20.4	--	20.6	
Less: Total Debt as of 12/31/2023 [3]						(0.5)	--	(0.5)	
Less: Preferred Stock as of 12/31/2023 [3][5]						(50.0)	--	(50.0)	
Less: Non-Controlling Interest as of 12/31/2023 [3][6]						0.0	--	0.0	
Implied Total Equity Value Reference Range						**$511.1**	--	**$934.3**	
Shares Oustanding [3][7]						425.8	--	448.8	
Implied Per Share Reference Range						**$1.20**	--	**$2.08**	

Source: Savanna management.
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization and Stock-Based Compensation Expense, adjusted for certain non-recurring items.
E refers to Estimated.
NA refers to not available.
(1) Does not reflect doc.ai contribution.
(2) Reflects the present value of corporate overhead expenses based on a perpetual growth rate of 1.0% on the low end and 2.0% on the high end discounted at 11.0% on the low end and 12.0% on the high end.
(3) Per Savanna management.
(4) Based on the present value of (i) $14.9 million of Adjusted EBITDA in 2024E and 2025E, (ii) less taxes in 2025E based on a 28.2% tax rate, and (iii) the impact of the change in net working capital of ($3.3) million and $0.2 million in 2024E and 2025E, respectively, discounted at 11.0% on the low end and 12.0% on the high end.
(5) Represents liquidation preference of Series A redeemable preferred stock, convertible above $10.00 per share.
(6) Non-Controlling Interest reflects a minimum of $0. Non-Controlling Interest as of 9/30/23 is ($0.5) million, per Savanna management.
(7) Based on (i) ~355.1 million common shares outstanding, (ii) ~90.7 million options to purchase common stock (to the extent in the money, based on the treasury method), and (iii) ~66.9 million restricted stock units, as of 1/19/24, per Savanna management.

Houlihan Lokey | 16

HIGHLY CONFIDENTIAL
DRAFT FOR DISCUSSION
SUBJECT TO CHANGE
FOR INFORMATIONAL PURPOSES ONLY

Preliminary Selected Transactions Analysis *(cont'd)*

($ in millions)

Announced	Effective	Target	Acquiror	Transaction Value [1]	Transaction Value / LTM Revenue [2]	Transaction Value / NFY Revenue [3]	Transaction Value / LTM Adjusted EBITDA [2]	Transaction Value / NFY Adjusted EBITDA [3]	LTM Adjusted EBITDA Margin % [2]	NFY Adjusted EBITDA Margin % [3]
Selected Enterprise Transactions										
12/19/2023	12/19/2023	Health Trio/Decision Point	mPulse Mobile, Inc.	NA	NA	NA	NA	NA	NA	NA
9/27/2023	11/7/2023	HealthComp, LLC	Virgin Pulse, Inc.	$3,000.0	NA	NA	NA	NA	NA	NA
6/21/2023	6/21/2023	Valenz	Kelso & Company, L.P.	NA	NA	NA	NA	NA	NA	NA
6/8/2023	8/9/2023	Limeade, Inc.	WebMD Health Services Group, Inc.	$72.9	1.26x	1.21x	NMF	NMF	NA	NA
5/3/2023	6/13/2023	Apixio, Inc.	New Mountain Capital, L.L.C.	NA	NA	NA	NA	NA	NA	NA
2/8/2023	5/1/2023	Oak Street Health, Inc.	CVS Health Corporation	$10,825.4	5.01x	3.52x	NMF	NMF	NA	NA
11/1/2022	1/24/2023	Benefitfocus.com, Inc.	Voya Financial, Inc.	$612.9	2.46x	NA	14.9x	NA	16.5%	NA
9/5/2022	3/29/2023	Signify Health, Inc.	CVS Pharmacy, Inc.	$7,594.8	9.01x	8.08x	NMF	NMF	NA	NA
7/21/2022	2/22/2023	1Life Healthcare, Inc.	Amazon.com, Inc.	$3,672.5	3.84x	3.40x	NMF	NMF	NA	NA
6/16/2022	9/1/2022	LifeWorks Inc.	TELUS Corporation	$2,139.7	2.71x	2.61x	13.6x	14.0x	19.9%	18.7%
4/5/2022	6/28/2022	Tivity Health, Inc.	Stone Point Capital LLC	$1,940.3	3.88x	3.45x	11.9x	11.9x	32.6%	29.0%
2/3/2022	4/6/2022	SOC Telemed, Inc.	Patient Square Capital, LP	$359.8	3.81x	3.02x	NMF	NMF	NA	NA
1/5/2022	2/16/2022	Castlight Health, Inc.	Vera Whole Health Inc.	$303.7	2.13x	2.17x	NMF	NMF	NA	NA
6/7/2021	9/1/2021	Iora Health, Inc.	1Life Healthcare, Inc.	$1,998.2	8.99x	6.66x	NMF	NA	NA	NA
4/23/2021	6/9/2021	PlushCare, Inc.	Accolade, Inc.	$380.0	10.86x	NA	NA	NA	NA	NA
1/25/2021	7/2/2021	Foley Trasimene Acquisition Corp.	Alight, Inc.	$7,471.0	2.74x	NA	13.2x	NA	20.7%	NA
12/21/2020	4/1/2021	HMS Holdings Corp.	Gainwell Technologies LLC	$3,399.3	5.29x	5.00x	21.1x	19.0x	25.0%	26.3%
10/27/2020	6/22/2021	West Health Advocate Solutions, Inc.	Teleperformance SE	$690.0	4.93x	NA	13.8x	NA	35.7%	NA
4/29/2019	8/30/2019	WageWorks, Inc.	HealthEquity, Inc.	$1,289.0	2.78x	2.69x	11.8x	9.6x	23.6%	28.0%
6/19/2018	8/27/2018	Cotiviti Holdings, Inc.	Verscend Technologies Inc.	$4,889.5	6.63x	6.16x	17.8x	14.2x	37.2%	43.5%
7/24/2017	9/14/2017	WebMD Health Corp.	Internet Brands	$2,689.4	3.79x	NA	11.8x	NA	32.2%	NA
6/19/2017	7/14/2017	Best Doctors, Inc.	Teladoc, Inc. (nka:Teladoc Health, Inc.)	$440.0	4.48x	NA	NMF	NA	NA	NA
Low				$72.9	1.26x	1.21x	11.8x	9.6x	16.5%	18.7%
High				$10,825.4	10.86x	8.08x	21.1x	19.0x	37.2%	43.5%
Median				$1,998.2	3.86x	3.42x	13.6x	14.0x	25.0%	28.0%
Mean				$2,829.9	4.70x	4.00x	14.4x	13.7x	27.0%	29.1%

Source: Capital IQ, public filings and press releases.
Note: No company used in this analysis for comparative purposes is identical to the Company, and no transaction used in this analysis for comparative purposes is identical to the Transaction.
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization and Stock-Based Compensation Expense, adjusted for certain non-recurring items.
LTM refers to Latest 12 Months; NA refers to not available; NFY refers to Next Fiscal Year; NMF refers to not meaningful figure.
(1) Transaction Value refers to the implied enterprise value of target company, based on the announced transaction equity price and other public information available at the time of the announcement.
(2) Based on reported metric for the most recent LTM period prior to the announcement of the transaction.
(3) Based on reported metric for the most recent NFY period prior to the announcement of the transaction.

Houlihan Lokey | 17

HIGHLY CONFIDENTIAL
DRAFT FOR DISCUSSION
SUBJECT TO CHANGE
FOR INFORMATIONAL PURPOSES ONLY

Preliminary Selected Transactions Analysis *(cont'd)*

($ in millions)

Announced	Effective	Target	Acquiror	Transaction Value [1]	Transaction Value / LTM Revenue [2]	Transaction Value / NFY Revenue [3]	Transaction Value / LTM Adjusted EBITDA [2]	Transaction Value / NFY Adjusted EBITDA [3]	LTM Adjusted EBITDA Margin % [2]	NFY Adjusted EBITDA Margin % [3]
Selected Provider Transactions										
12/6/2023	1/17/2024	Acclara Solutions, LLC	R1 RCM Inc.	$675.0	2.25x	NA	NMF	NA	NA	NA
9/6/2023	11/9/2023	NextGen Healthcare, Inc.	Thoma Bravo	$1,752.6	2.58x	2.44x	14.7x	13.8x	17.6%	17.7%
8/8/2023	8/8/2023	Syntellis Performance Solutions, LLC	Strata Decision Technology, L.L.C.	$1,250.0	NA	6.76x	NA	14.7x	NA	45.9%
4/13/2023	4/13/2023	ScanSTAT Technologies, LLC	Verisma Systems, Inc.	NA	NA	NA	ND	NA	NA	NA
3/2/2022	5/2/2022	AllScripts Hospitals & Physician Practices	N. Harris Computer Corporation	$670.0	0.72x	NA	NA	NA	NA	NA
6/9/2021	7/27/2021	CIOX Health	Datavant, Inc.	$7,000.0	NA	NA	NA	NA	NA	NA
6/7/2021	7/12/2021	Sentry Data Systems, Inc.	Craneware plc	$400.0	4.35x	NA	17.4x	NA	25.0%	NA
1/6/2021	10/3/2022	Change Healthcare Inc.	Optum, Inc.	$12,672.0	4.12x	4.13x	13.7x	14.1x	30.1%	29.4%
11/23/2020	12/21/2020	e-MDs, Inc.	Compugroup Holding Usa, Inc.	$230.0	2.39x	NA	16.2x	NA	14.8%	NA
10/28/2019	10/28/2019	MRO Corporation	Parthenon Capital Group	ND	ND	NA	ND	NA	NA	NA
2/26/2018	5/8/2018	Intermedix Corporation	R1 RCM Inc.	$460.0	2.38x	NA	9.6x	NA	24.9%	NA
Low				ND	0.72x	2.44x	ND	13.8x	14.8%	17.7%
High				$12,672.0	4.35x	6.76x	17.4x	14.7x	30.1%	45.9%
Median				$672.5	2.39x	4.13x	13.7x	14.1x	21.2%	29.4%
Mean				$2,533.8	2.61x	4.44x	13.2x	14.2x	21.6%	31.0%
Selected Life Sciences Transactions										
7/6/2023	8/14/2023	CorEvitas, LLC	Thermo Fisher Scientific Inc.	$912.5	NA	NA	NA	NA	NA	NA
5/10/2023	9/28/2023	Syneos Health, Inc.	Veritas / Elliott / Patient Square	$7,121.5	1.32x	1.40x	9.1x	10.2x	14.4%	13.7%
5/12/2021	8/16/2021	Inizio	Clayton, Dubilier & Rice	$3,881.3	3.11x	2.81x	18.5x	16.2x	16.8%	17.4%
12/16/2020	4/1/2021	Cerner Enviza LLC	Cerner Corporation	$375.0	2.50x	NA	16.5x	NA	15.2%	NA
7/1/2020	8/11/2020	Cello Health plc (nka:Cello Health Limited)	Value Demonstration UK Holdings Limited	$220.4	1.07x	NA	12.3x	NA	8.7%	NA
3/3/2020	5/1/2020	Huntsworth plc (nka:Huntsworth Limited)	Clayton, Dubilier & Rice	$670.2	1.98x	1.88x	10.8x	8.9x	18.3%	21.1%
Low				$220.4	1.07x	1.40x	9.1x	8.9x	8.7%	13.7%
High				$7,121.5	3.11x	2.81x	18.5x	16.2x	18.3%	21.1%
Median				$791.3	1.98x	1.88x	12.3x	10.2x	15.2%	17.4%
Mean				$2,196.8	2.00x	2.03x	13.5x	11.8x	14.7%	17.4%
All Selected Transactions										
Low				$72.9	0.72x	1.21x	ND	8.9x	8.7%	13.7%
High				$12,672.0	10.86x	8.08x	21.1x	19.0x	37.2%	45.9%
Median				$1,250.0	2.78x	3.21x	13.6x	14.0x	20.3%	26.3%
Mean				$2,636.8	3.72x	3.74x	13.8x	13.3x	22.3%	26.4%

Source: Capital IQ, public filings and press releases.
Note: No company used in this analysis for comparative purposes is identical to the Company, and no transaction used in this analysis for comparative purposes is identical to the Transaction.
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization and Stock-Based Compensation Expense, adjusted for certain non-recurring items.
LTM refers to Latest 12 Months; NA refers to not available; ND refers to Not Disclosed; NFY refers to Next Fiscal Year; NMF refers to not meaningful figure.
(1) Transaction Value refers to the implied enterprise value of target company, based on the announced transaction equity price and other public information available at the time of the announcement.
(2) Based on reported metric for the most recent LTM period prior to the announcement of the transaction.
(3) Based on reported metric for the most recent NFY period prior to the announcement of the transaction.

Houlihan Lokey | 18

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY $0.95 $1.42 $1.53 $1.92 $2.16 $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 Current 12/31/2024 12/31/2025 Current Savanna NTM EBITDA Multiple: 6.6x Current Selected Companies Median NTM EBITDA Multiple: 13.4x Illustrative Future Share Price Analysis – EBITDA Multiples 19 ($ and shares in millions, except per share data) Status Quo Divest Provider at 6/30/2024E for 11.5x 2024E EBITDA(1) Source: Savanna management projections, Company filings, Wall Street research, Capital IQ as of 3/12/2024. Note: Fully-diluted share count as estimated by Savanna Management. Includes all outstanding common stock, RSUs, and options as of 1/1/2024. Options converted to effective shares using treasury stock method. (1) Provider Divestiture assumptions as follows: $335M gross sale price (based on 11.5x Provider 2024E Adj. EBITDA), no tax leakage due to NOL tax shield on gain (per management guidance), transaction occurring on 6/30/2024E, and SBC, D&A, and Change in Net Working Capital allocated to the Provider division based on share of revenue from 2024E-2026E. CapEx for RemainCo provided by Savanna management. Current Savanna NTM EBITDA Multiple Current 12/31/2024 12/31/2025 NTM EBITDA $36 $45 NTM EBITDA Multiple 6.6x 6.6x 6.6x Implied TEV $235 $299 (+) Cash (Excluding SBC) 458 471 (-) Cumulative SBC (32) (55) (-) NCI 0 0 (-) Preferred Stock (50) (50) (-) Debt (0) (0) Implied Total Equity Value $611 $664 FDSO 429.5 433.3 Implied Future Share Price $0.95 $1.42 $1.53 PV of Future Share Price at 3/12/2024 $1.29 $1.23 Current Selected Companies Median NTM EBITDA Multiple Current 12/31/2024 12/31/2025 Implied Future Share Price $1.92 $2.16 PV of Future Share Price at 3/12/2024 $1.73 $1.72 $0.95 $1.29 $1.55 $2.36 $2.82 $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 Current 12/31/2024 12/31/2025 Current Savanna NTM EBITDA Multiple: 6.6x Current Selected Companies Median NTM EBITDA Multiple: 13.4x Current Savanna NTM EBITDA Multiple Current 12/31/2024 12/31/2025 NTM EBITDA $77 $92 NTM EBITDA Multiple 6.6x 6.6x 6.6x Implied TEV $507 $609 (+) Cash (Excluding SBC) 134 182 (-) Cumulative SBC (37) (69) (-) NCI 0 0 (-) Preferred Stock (50) (50) (-) Debt (0) (0) Implied Total Equity Value $553 $672 FDSO 427.5 433.9 Implied Future Share Price $0.95 $1.29 $1.55 PV of Future Share Price at 3/12/2024 $1.17 $1.24 Current Selected Companies Median NTM EBITDA Multiple Current 12/31/2024 12/31/2025 Implied Future Share Price $2.36 $2.82 PV of Future Share Price at 3/12/2024 $2.14 $2.25 Provider Sale NTM EBITDA Multiple Savanna 1 8.0x 11.5x 15.0x NTM 6.6x $1.31 $1.53 $1.72 EBITDA Mult. 13.4x $1.95 $2.16 $2.34 Illustrative Future Share Price at 12/31/2025E

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Provider Sale NTM EBITDA Multiple 1 8.0x 11.5x 15.0x Total Share $100 $1.40 $1.67 $1.90 Repurchase $200 $1.46 $1.79 $2.08 $300 $1.46 $1.88 $2.25 Illustrative Future Share Price Analysis – EBITDA Multiples (cont’d) 20 ($ and shares in millions, except per share data) Source: Savanna management projections, Company filings, Wall Street research, Capital IQ as of 3/12/2024. Note: Fully-diluted share count as estimated by Savanna Management. Includes all outstanding common stock, RSUs, and options as of 1/1/2024. Options converted to effective shares using treasury stock method. (1) Provider Divestiture assumes: gross sale price based on a multiple of Provider 2024E Adj. EBITDA; NOL tax shield on gain (per management guidance); transaction occurs on 6/30/2024E; and SBC, D&A, and Change in Net Working Capital allocated to the Provider division based on share of revenue from 2024E-2026E. CapEx for RemainCo provided by Savanna management. (2) Assumes total share repurchase of $100M is executed at weighted average price of $1.00 per share, total share repurchase of $200M is executed at weighted average price of $1.10 per share, and total share repurchase of $300M is executed at weighted average price of $1.20 per share. Divest Provider at 6/30/2024E for 11.5x 2024E EBITDA With a $200M Share Repurchase @ $1.10 / Share [1] $0.95 $1.61 $1.79 $2.39 $2.78 $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 Current 12/31/2024 12/31/2025 Current Savanna NTM EBITDA Multiple: 6.6x Current Selected Companies Median NTM EBITDA Multiple: 13.4x Illustrative Future Share Price at 12/31/2025E at Selected Companies Median NTM EBITDA Mult. (13.4x) Current Savanna NTM EBITDA Multiple Current 12/31/2024 12/31/2025 NTM EBITDA $36 $45 NTM EBITDA Multiple 6.6x 6.6x 6.6x Implied TEV $235 $299 (+) Cash (Excluding SBC) 258 271 (-) Cumulative SBC (32) (55) (-) NCI 0 0 (-) Preferred Stock (50) (50) (-) Debt (0) (0) Implied Total Equity Value $411 $464 FDSO 254.5 259.8 Implied Future Share Price $0.95 $1.61 $1.79 PV of Future Share Price at 3/12/2024 $1.46 $1.43 Current Selected Companies Median NTM EBITDA Multiple Current 12/31/2024 12/31/2025 Implied Future Share Price $2.39 $2.78 PV of Future Share Price at 3/12/2024 $2.17 $2.22 Illustrative Future Share Price at 12/31/2025E at Current Savanna NTM EBITDA Multiple (6.6x) [2] [2] Provider Sale NTM EBITDA Multiple 1 8.0x 11.5x 15.0x Total Share $100 $2.19 $2.45 $2.68 Repurchase $200 $2.45 $2.78 $3.07 $300 $2.73 $3.15 $3.51

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY 2024E Median: 1.72x Illustrative Analysis at Various Prices 21 Digital Health Median 2024E Revenue Multiple Premiums Paid – U.S. Public Tech Companies, Last 12 Months(4) 40% 55% Digital Health Median 2024E EBITDA Multiple 2024E Median: 13.4x $1.31 - $1.45 $1.87 $1.34 Source: Company filings, Savanna management projections, Capital IQ as of 3/12/2024. Metrics <0 considered NM. Note: A refers to Actual; E refers to Estimated; Adjusted EBITDA refers to earnings before interest, taxes, depreciation and amortization, adjusted for certain non-recurring items. (1) Savanna Management estimates, 2023E EBITDA does not include bonus accrual; still to be determined; (2) Non-Controlling Interest reflects a minimum of $0. Non-Controlling Interest as of 9/30/23 is ($0.5) million, per Savanna management; (3) Unaffected share price as of the last close before Claritas’ 13D filing (10/10/2023); (4) Based on U.S. announced software transactions since February 2023, 25th – 75th percentile of 1-month premiums Current Illustrative Share Prices Price Per Share $0.95 $1.00 $1.25 $1.50 $1.75 $2.00 $2.25 $2.50 Fully Diluted Shares (1/1/2024A)(1) 422.3 422.3 426.7 432.0 440.6 447.0 452.0 456.0 Equity Value $402 $422 $533 $648 $771 $894 $1,017 $1,140 Less: Net Cash (12/31/2023E)(1) (129) (129) (129) (129) (129) (129) (129) (129) Plus: Minority Interest (12/31/2023E)(2) - - - - - - - - Plus: Preferred Equity (12/31/2023E)(1) 50 50 50 50 50 50 50 50 Enterprise Value $323 $344 $455 $569 $692 $815 $938 $1,061 Premium / (Discount) to: Metric Current Share Price (3/12/2024) $0.95 - 5% 31% 58% 84% 110% 136% 163% Unaffected Share Price (10/10/23)(3) $0.94 2% 7% 34% 60% 87% 114% 141% 167% 52-Week High (3/14/2023) $2.35 (59%) (57%) (47%) (36%) (26%) (15%) (4%) 6% 52-Week Low (8/29/2023) $0.77 24% 30% 62% 95% 127% 160% 192% 225% EV / Revenue 2023E(1) $460 0.7x 0.7x 1.0x 1.2x 1.5x 1.8x 2.0x 2.3x 2024E(1) $436 0.7x 0.8x 1.0x 1.3x 1.6x 1.9x 2.2x 2.4x EV / Adj. EBITDA 2023E(1) $24 13.7x 14.6x 19.3x 24.2x 29.4x 34.6x 39.8x 45.0x 2024E(1) $37 8.7x 9.3x 12.3x 15.4x 18.7x 22.0x 25.3x 28.6x Illustrative Premia / Multiple Ranges Implied Price Range ($ and shares in millions, except per share data) Range of Current Proposals: $1.40 – $2.05

Page 1. Situation Overview 3 2. Management Projections and Financial Analyses 7 3. Appendix 22 Preliminary Financial Analyses (With doc.ai) 23 Preliminary Selected Public Market Observations 32 Preliminary Selected Benchmarking Data 43 Preliminary Weighted Average Cost of Capital Analysis 48

Page 1. Situation Overview 3 2. Management Projections and Financial Analyses 7 3. Appendix 22 Preliminary Financial Analyses (With doc.ai) 23 Preliminary Selected Public Market Observations 32 Preliminary Selected Benchmarking Data 43 Preliminary Weighted Average Cost of Capital Analysis 48

HIGHLY CONFIDENTIAL
DRAFT FOR DISCUSSION
SUBJECT TO CHANGE
FOR INFORMATIONAL PURPOSES ONLY

Preliminary Financial Analysis Summary *(cont'd)*

($ in millions, except per share data)

	Selected Companies Analysis		Selected Companies Analysis		Selected Companies Analysis		Selected Transactions Analysis		Discounted Cash Flow Analysis	
	CY 2024E Total Revenue (w.o. doc.ai)		CY 2025E Total Revenue (w.o. doc.ai)		CY 2025E Adjusted EBITDA (w.o. doc.ai)		CY 2024E Sum-of-the-Parts [1]		Terminal EBITDA Multiple 9.0x – 12.0x; Discount Rate	
Corresponding Base Amount	$417.4		$512.3		$61.7				11.0% –	12.0%
Selected Multiples Range	1.00x –	2.00x	0.75x –	1.50x	9.0x –	12.0x				
Implied Enterprise Value Reference Range	$417.4 –	$834.7	$384.2 –	$768.4	$555.3 –	$740.4	$412.2 –	$835.1	$602.5 –	$824.3
Cash & Cash Equivalents as of 12/31/23 [2]	129.0 –	129.0	129.0 –	129.0	129.0 –	129.0	129.0 –	129.0	129.0 –	129.0
Present Value of Net Operating Losses as of 3/15/24 [3]	47.5 –	50.3	47.5 –	50.3	47.5 –	50.3	0.0 –	0.0	47.5 –	50.3
Present Value of doc.ai Contribution as of 3/15/24 [4]	20.4 –	20.6	20.4 –	20.6	20.4 –	20.6	20.4 –	20.6	0.0 –	0.0
Implied Total Enterprise Value Reference Range	$614.3 –	$1,034.6	$581.1 –	$968.3	$752.2 –	$940.2	$561.6 –	$984.7	$778.9 –	$1,003.6
Total Debt as of 12/31/23 [2]	(0.5) –	(0.5)	(0.5) –	(0.5)	(0.5) –	(0.5)	(0.5) –	(0.5)	(0.5) –	(0.5)
Preferred Stock as of 12/31/23 [2] [5]	(50.0) –	(50.0)	(50.0) –	(50.0)	(50.0) –	(50.0)	(50.0) –	(50.0)	(50.0) –	(50.0)
Non-Controlling Interest as of 12/31/23 [2] [6]	0.0 –	0.0	0.0 –	0.0	0.0 –	0.0	0.0 –	0.0	0.0 –	0.0
Implied Total Equity Value Reference Range	$563.8 –	$984.1	$530.7 –	$917.9	$701.7 –	$889.8	$511.1 –	$934.3	$728.5 –	$953.2
Shares Outstanding [2] [7]	427.9 –	450.8	426.6 –	448.1	436.1 –	446.8	425.8 –	448.8	437.9 –	449.5
Implied Per Share Reference Range	**$1.32 –**	**$2.18**	**$1.24 –**	**$2.05**	**$1.61 –**	**$1.99**	**$1.20 –**	**$2.08**	**$1.66 –**	**$2.12**

Source: Savanna management.
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization and Stock-Based Compensation Expense, adjusted for certain non-recurring items.
CY refers to Calendar Year; E refers to Estimated.

(1) Reflects sum-of-the-parts analysis. Refer to page 16 for further information on the sum-of-the-parts calculation of enterprise value.
(2) Per Savanna management.
(3) Based on the present value of future Federal and State net operating loss usage discounted at a cost of equity range of 12.5% on the low end and 13.5% on the high end. Per Savanna management, there are $411.6 million of Federal NOLs and $342.1 million of State NOLs outstanding as of 12/31/23. Of the $411.6 million of Federal NOLs, Savanna management has indicated that $47.2 million are subject to Section 382 limitations.
(4) Based on the present value of (i) $14.9 million of Adjusted EBITDA in 2024E and 2025E (reflecting earnings relating to doc.ai that are non-recurring), (ii) less taxes in 2025E based on a 28.2% tax rate, and (iii) the impact of the change in net working capital of ($3.3) million and $0.2 million in 2024E and 2025E, respectively, discounted at 11.0% on the low end and 12.0% on the high end.
(5) Represents liquidation preference of Series A redeemable preferred stock, convertible above $10.00 per share.
(6) Non-Controlling Interest reflects a minimum of $0. Non-Controlling Interest as of 9/30/23 is ($0.5) million, per Savanna management.
(7) Based on (i) ~355.1 million common shares outstanding, (ii) ~90.7 million options to purchase common stock (to the extent in the money, based on the treasury method), and (iii) ~66.9 million restricted stock units, as of 1/19/24, per Savanna management.

Houlihan Lokey | 24

Preliminary Selected Savanna Historical and Projected Financial Data

HIGHLY CONFIDENTIAL
DRAFT FOR DISCUSSION
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($ in millions)

	CY Ended December 31,		Calendar Year Ending December 31, [2]				CAGR
	2021	2022	2023E	2024E	2025E	2026E	2022 to 2026E
Total Revenue	**$412.8**	**$442.4**	**$459.5**	**$436.2**	**$531.2**	**$618.9**	**8.8%**
Growth %	*25.6%*	*7.2%*	*3.9%*	*-5.1%*	*21.8%*	*16.5%*	
Cost of Revenue	(202.8)	(234.7)	(257.5)	(223.8)	(261.9)	(318.5)	
Gross Profit	$210.0	$207.7	$202.1	$212.4	$269.3	$300.4	
Margin %	*50.9%*	*47.0%*	*44.0%*	*48.7%*	*50.7%*	*48.5%*	
Sales & Marketing	(47.8)	(50.7)	(48.9)	(46.2)	(51.3)	(55.1)	
General & Administrative	(77.9)	(92.7)	(82.2)	(82.6)	(92.6)	(103.1)	
Product & Technology	(57.3)	(58.5)	(46.6)	(46.6)	(48.8)	(50.1)	
Total Operating Expenses	(183.0)	(201.9)	(177.6)	(175.3)	(192.7)	(208.4)	
Other	0.0	0.0	(0.9)	0.0	0.0	0.0	
Adjusted EBITDA [1]	**$27.0**	**$5.8**	**$23.6**	**$37.1**	**$76.6**	**$92.0**	**99.4%**
Margin %	*6.5%*	*1.3%*	*5.1%*	*8.5%*	*14.4%*	*14.9%*	
Growth %	*273.2%*	*-78.5%*	*304.9%*	*57.3%*	*106.6%*	*20.2%*	
Stock-Based Compensation	(46.8)	(69.6)	(47.1)	(37.5)	(31.5)	(31.5)	
Adjusted EBITDA less SBC	**($19.7)**	**($63.8)**	**($23.5)**	**($0.4)**	**$45.1**	**$60.6**	***NMF***
Margin %	*-4.8%*	*-14.4%*	*-5.1%*	*-0.1%*	*8.5%*	*9.8%*	
Growth %	*NMF*	*NMF*	*NMF*	*NMF*	*NMF*	*34.2%*	

Illustrative Selected Savanna Historical and Projected Financial Data *without doc.ai*

	2023E	2024E	2025E	2026E
Total Revenue	**$459.5**	**$417.4**	**$512.3**	**$618.9**
Growth %	*3.9%*	*-9.2%*	*22.7%*	*20.8%*
Adjusted EBITDA	**$23.6**	**$22.2**	**$61.7**	**$92.0**
Margin %	*5.1%*	*5.3%*	*12.0%*	*14.9%*
Growth %	*304.9%*	*-5.8%*	*178.0%*	*49.1%*
Adjusted EBITDA less SBC	**($23.5)**	**($15.3)**	**$30.2**	**$60.6**
Margin %	*-5.1%*	*-3.7%*	*5.9%*	*9.8%*
Growth %	*NMF*	*NMF*	*NMF*	*100.3%*

Source: Savanna management.
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization and Stock-Based Compensation Expense, adjusted for certain non-recurring items.
CAGR refers to Compound Annual Growth Rate; CY refers to Calendar Year; E refers to Estimated; NMF refers to not meaningful figure; SBC refers to Stock-Based Compensation.
(1) 2022 Adjusted EBITDA has subsequently been revised by the Company as compared to the public filing due to certain discussions around accepted add-backs with the SEC.
(2) 2024E and 2025E Revenue and Adjusted EBITDA include contracted revenue / earnings relating to doc.ai that are non-recurring.

Houlihan Lokey | 25

Preliminary Selected Savanna Historical and Projected Financial Data *(cont'd)* **Segmented**

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($ in millions)

	CY Ended December 31,		Calendar Year Ending December 31,				CAGR
	2021	2022	2023E	2024E	2025E	2026E	2024E to 2026E
Enterprise Revenue	243.4	258.6	258.2	227.6	301.9	368.8	27.3%
Growth %	*29.2%*	*6.3%*	*-0.2%*	*-11.9%*	*32.6%*	*22.2%*	
Provider Revenue	90.9	104.2	119.3	122.7	137.8	152.2	11.4%
Growth %	*14.6%*	*14.6%*	*14.6%*	*2.8%*	*12.3%*	*10.5%*	
Life Sciences Revenue	78.5	79.6	82.0	85.9	91.5	97.9	6.7%
Growth %	*28.4%*	*1.4%*	*3.0%*	*4.8%*	*6.5%*	*7.0%*	
Total Revenue	**$412.8**	**$442.4**	**$459.5**	**$436.2**	**$531.2**	**$618.9**	**19.1%**
Growth %	*25.6%*	*7.2%*	*3.9%*	*-5.1%*	*21.8%*	*16.5%*	
Cost of Revenue	(202.8)	(234.7)	(257.5)	(223.8)	(261.9)	(318.5)	
Enterprise			107.2	109.9	149.4	169.5	24.2%
Margin %			*41.5%*	*48.3%*	*49.5%*	*46.0%*	
Growth %				*2.5%*	*36.0%*	*13.5%*	
Provider			52.6	58.3	72.8	80.5	17.5%
Margin %			*44.1%*	*47.5%*	*52.8%*	*52.9%*	
Growth %				*10.9%*	*24.8%*	*10.6%*	
Life Sciences			42.3	44.3	47.1	50.4	6.7%
Margin %			*51.6%*	*51.5%*	*51.5%*	*51.4%*	
Growth %				*4.6%*	*6.4%*	*7.0%*	
Gross Profit	**$210.0**	**$207.7**	**$202.1**	**$212.4**	**$269.3**	**$300.4**	**18.9%**
Margin %	*50.9%*	*47.0%*	*44.0%*	*48.7%*	*50.7%*	*48.5%*	
Enterprise Adjusted EBITDA			10.7	23.6	51.8	63.4	64.1%
Margin %			*4.1%*	*10.4%*	*17.2%*	*17.2%*	
Growth %				*120.0%*	*119.9%*	*22.5%*	
Provider Adjusted EBITDA			17.6	28.5	41.0	46.8	28.1%
Margin %			*14.8%*	*23.3%*	*29.8%*	*30.7%*	
Growth %				*61.9%*	*43.7%*	*14.1%*	
Life Sciences Adjusted EBITDA			19.7	21.1	23.2	25.8	10.6%
Margin %			*24.0%*	*24.6%*	*25.3%*	*26.3%*	
Growth %				*7.3%*	*9.9%*	*11.3%*	
Corporate Overhead			(23.5)	(36.1)	(39.4)	(44.0)	
Other			(0.9)	0.0	0.0	0.0	
Adjusted EBITDA [1]	**$27.0**	**$5.8**	**$23.6**	**$37.1**	**$76.6**	**$92.0**	**57.6%**
Margin %	*6.5%*	*1.3%*	*5.1%*	*8.5%*	*14.4%*	*14.9%*	
Growth %	*273.2%*	*-78.5%*	*304.9%*	*57.3%*	*106.6%*	*20.2%*	

Source: Savanna management.
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization and Stock-Based Compensation Expense, adjusted for certain non-recurring items.
CAGR refers to Compound Annual Growth Rate; CY refers to Calendar Year; E refers to Estimated.
2024E and 2025E Revenue and Adjusted EBITDA include contracted revenue / earnings relating to doc.ai that are non-recurring.
(1) 2022 Adjusted EBITDA has subsequently been revised by the Company as compared to the public filing due to certain discussions around accepted add-backs with the SEC.

Houlihan Lokey | 26

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Enterprise Channel – Revenue Detail 27 ($ in millions) Source: Management projections and commentary. ($m) 2023E 2024E 23E-24E Growth Digital $54 $36 (33%) Coaching / Advocacy* $91 $69 (24%) Marketplace $16 $13 (19%) Blue Zones $19 $14 (26%) Home Health $44 $46 5% Other* $34 $10 (71%) Booked $258 $188 (27%) Go-Get $0 $21 Total $258 $209 (19%) *Confidential treatment requested

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Provider Channel – Revenue Detail 28 ($ in millions) Source: Management projections and commentary. Selected Highlights & Assumptions – Per Company Management *Confidential treatment requested

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Life Sciences Channel – Revenue Detail 29 ($ in millions) Source: Management projections and commentary. Selected Highlights & Assumptions – Per Company Management *Confidential treatment requested

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Preliminary Selected Companies Analysis

($ in millions, except per share data)

Selected Company	Share Price [2]	Equity Market Value [2] [3]	Enterprise Value [2] [3]	Enterprise Value [1] to Revenue CY 2023E [4]	Enterprise Value [1] to Revenue CY 2024E [4]	Enterprise Value [1] to Revenue CY 2025E [4]	Enterprise Value [1] to Adjusted EBITDA CY 2023E [4]	Enterprise Value [1] to Adjusted EBITDA CY 2024E [4]	Enterprise Value [1] to Adjusted EBITDA CY 2025E [4]
Accolade, Inc.	$9.41	783.3	761.5	1.88x	1.59x	1.34x	*NMF*	*NMF*	*24.6x*
Alight, Inc. [5]	$9.00	5,392.8	8,108.8	2.38x	2.27x	2.13x	11.0x	10.1x	9.1x
American Well Corporation [5]	$0.91	307.9	(49.3)	*NMF*	*NMF*	*NMF*	*NMF*	*NMF*	*NMF*
Evolent Health, Inc. [5]	$33.65	4,201.8	4,606.0	2.33x	1.86x	1.61x	23.7x	18.2x	14.1x
Health Catalyst, Inc. [5]	$8.15	504.2	414.5	1.40x	1.34x	1.20x	*NMF*	16.7x	11.1x
Phreesia, Inc.	$23.25	1,427.0	1,337.3	3.83x	3.17x	2.66x	*NMF*	*NMF*	*NMF*
Teladoc Health, Inc. [5]	$15.37	2,735.0	3,150.0	1.21x	1.18x	1.14x	9.6x	8.6x	7.7x
Low				1.21x	1.18x	1.14x	9.6x	8.6x	7.7x
High				3.83x	3.17x	2.66x	23.7x	18.2x	24.6x
Median				2.11x	1.73x	1.47x	11.0x	13.4x	11.1x
Mean				2.17x	1.90x	1.68x	14.7x	13.4x	13.3x
Savanna	$0.95	$379.9	$301.8	0.66x	0.61x	0.55x	12.4x	6.6x	5.2x

Source: Company filings, Capital IQ as of 3/12/2024, Bloomberg, Wall Street research. Multiples <0x or >25x considered NMF.
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization and Stock-Based Compensation Expense, adjusted for certain non-recurring items.
CY refers to Calendar Year; E refers to Estimated; NMF refers to not meaningful figure.
(1) Enterprise Value equals equity market value + debt outstanding + preferred stock + minority interests – cash and cash equivalents.
(2) Based on closing prices as of 3/12/2024.
(3) Based on diluted shares.
(4) Multiples based on forward looking financial information have been calendarized to the Company's fiscal year end of December 31st.
(5) CY 2023E revenue and adjusted EBITDA reflects actual results for the period ended 12/31/23.

Houlihan Lokey | 30

Preliminary Discounted Cash Flow Analysis – Adjusted EBITDA

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($ in millions)

	Projected CY Ending December 31,		
	2024E	2025E	2026E
Total Revenue	**$436.2**	**$531.2**	**$618.9**
Growth %	*-5.1%*	*21.8%*	*16.5%*
Cost of Revenue	(223.8)	(261.9)	(318.5)
Sales & Marketing	(46.2)	(51.3)	(55.1)
General & Administrative	(82.6)	(92.6)	(103.1)
Product & Technology	(46.6)	(48.8)	(50.1)
Adjusted EBITDA	**$37.1**	**$76.6**	**$92.0**
Margin %	*8.5%*	*14.4%*	*14.9%*
Depreciation & Amortization	(55.5)	(42.0)	(32.5)
Stock-Based Compensation	(37.5)	(31.5)	(31.5)
Adjusted EBIT	**($55.8)**	**$3.2**	**$28.1**
Taxes [1]	0.0	(0.9)	(7.9)
Unlevered Earnings	**($55.8)**	**$2.3**	**$20.2**
Depreciation & Amortization	55.5	42.0	32.5
Capital Expenditures	(23.8)	(23.7)	(24.3)
Change in Net Working Capital	(8.1)	(4.2)	(7.5)
Unlevered Free Cash Flows	**($32.3)**	**$16.3**	**$20.8**

Implied Perpetual Growth Rate [2]

Discount Rate	9.0x	10.5x	12.0x
11.00%	8.4%	8.8%	9.1%
11.25%	8.7%	9.0%	9.3%
11.50%	8.9%	9.3%	9.6%
11.75%	9.2%	9.5%	9.8%
12.00%	9.4%	9.8%	10.0%

PV of Terminal Value as a % of Enterprise Value

Discount Rate	9.0x	10.5x	12.0x
11.00%	100.1%	100.0%	100.0%
11.25%	100.1%	100.1%	100.1%
11.50%	100.1%	100.1%	100.1%
11.75%	100.1%	100.1%	100.1%
12.00%	100.1%	100.1%	100.1%

Discount Rate	Present Value of Cash Flows (2024E - 2026E)	+	PV of Terminal Value as a Multiple of 2026E Adjusted EBITDA			=	Implied Enterprise Value		
			9.0x	10.5x	12.0x		9.0x	10.5x	12.0x
11.00%	($0.3)		$618.5	$721.6	$824.7		$618.2	$721.3	$824.3
11.25%	($0.4)		$614.6	$717.1	$819.5		$614.2	$716.6	$819.1
11.50%	($0.5)	+	$610.8	$712.6	$814.4	=	$610.2	$712.0	$813.8
11.75%	($0.6)		$607.0	$708.1	$809.3		$606.3	$707.5	$808.7
12.00%	($0.7)		$603.2	$703.7	$804.2		$602.5	$703.0	$803.5

Source: Savanna management projections.
Note: Present values as of 3/15/24; mid-year convention applied. Refer to WACC calculation for derivation of discount rate.
Adjusted EBIT refers to Earnings Before Interest and Taxes and Stock-Based Compensation Expense, adjusted for certain non-recurring items.
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization and Stock-Based Compensation Expense, adjusted for certain non-recurring items.
CY refers to Calendar Year; E refers to Estimated; PV refers to Present Value.
(1) Tax at 28.2%, per Savanna management.
(2) Implied from corresponding discount rate and 2026E Adjusted EBITDA multiple.

Houlihan Lokey | 31

Page 1. Situation Overview 3 2. Management Projections and Financial Analyses 7 3. Appendix 22 Preliminary Financial Analyses (With doc.ai) 23 Preliminary Selected Public Market Observations 32 Preliminary Selected Benchmarking Data 43 Preliminary Weighted Average Cost of Capital Analysis 48

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Trading Market Snapshot

(shares outstanding and $ in millions, except per share data and where otherwise noted)

Public Market Trading Overview

Public Market Enterprise Value Derivation	
Closing Stock Price as of March 12, 2024	$0.95
Common Shares Outstanding [1]	352.4
Dilutive Shares [1] [2]	46.7
Fully Diluted Shares	399.1
Market Value of Equity	**$379.9**
Debt [1] [3]	0.5
Preferred Stock [4]	50.0
Non-Controlling Interest [1]	(0.5)
Total Cash and Cash Equivalents [1]	(128.0)
Public Market Enterprise Value	**$301.8**

Selected Market Information as of March 12, 2024	
1-Month Average [5]	$0.99
3-Month Average [5]	$1.02
6-Month Average [5]	$1.01
52-Week High (3/14/23) [5]	$2.35
52-Week Low (8/29/23) [5]	$0.77
90-Day Average Daily Trading Volume (in millions) [5]	0.9
% of Total Shares Outstanding	0.3%
90-Day Average Daily Trading Value (in millions) [5]	$0.9
% of Market Value of Equity	0.2%
Number of Analysts Covering the Company [6]	4
Total Public Float [7] [8]	335.8
% of Total Shares Outstanding	95.3%

Implied Multiples	CY 2023E [9]	CY 2024E [9]	CY 2025E [9]
Enterprise Value / Total Revenue	0.66x	0.61x	0.55x
Enterprise Value / Adjusted EBITDA	12.4x	6.6x	5.2x

Historical VWAP[10] (As of 3/12/2024)

($ per share in actuals)

1-Day	5-Day	10-Day	20-Day	30-Day	1-Month	3-Month	6-Month	9-Month	12-Month
$0.97	$0.95	$0.96	$0.99	$1.02	$0.99	$1.01	$1.02	$1.10	$1.23

Sources: Bloomberg, Capital IQ, and public filings.
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization and Stock-Based Compensation Expense, adjusted for certain non-recurring items.
CY refers to Calendar Year; E refers to Estimated.

(1) Per the Company's Form 10-Q for the period ended 9/30/23.
(2) Reflects dilutive impact of (i) ~18.6 million warrants to purchase common stock as of 9/30/23 (to the extent in the money, based on the treasury method), (ii) ~96.9 million options to purchase common stock as of 9/30/23 (to the extent in the money, based on the treasury method), and (iii) ~46.7 million restricted stock units as of 9/30/23.
(3) Reflects book value, net of debt discount and deferred financing costs.
(4) Assumes conversion of Series A preferred stock to common stock. The aggregate liquidation preference of the Series A preferred stock is $50 million.
(5) Per Capital IQ.
(6) Per Bloomberg.
(7) Per public filings.
(8) Represents common shares outstanding excluding those held by current and former directors and executive officers. Does not reflect share acquisitions or disposals not publicly disclosed as of 3/12/2024.
(9) Reflects consensus analyst estimates per Bloomberg.
(10) VWAP based on cumulative trading activity over designated number of trading days (based on intraday trading) per Bloomberg as of 3/12/2024.

Houlihan Lokey | 33

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY 0.0 5.0 10.0 15.0 20.0 25.0 30.0 35.0 $0.00 $1.00 $2.00 $3.00 $4.00 $5.00 $6.00 $7.00 $8.00 $9.00 $10.00 Jul-21 Sep-21 Nov-21 Jan-22 Mar-22 May-22 Jul-22 Sep-22 Nov-22 Jan-23 Mar-23 May-23 Jul-23 Sep-23 Nov-23 Jan-24 Mar-24 Daily Trading Volume Sharecare, Inc. Current Stock Price [2] Closing Stock Price (dollars per share) Daily Volume (millions) Timeline and Stock Trading History Since Closing of de-SPAC Transaction (7/2/21)1 34 Selected Events Event Date Comment A 7/2/2021 Sharecare, Inc. begins trading on the Nasdaq after completing the acquisition of Falcon Capital Acquisition Corp. in a reverse merger transaction. B 8/11/2021 The Company announces the acquisition of CareLinx, a nationwide home care platform. Concurrently, the Company announces Q2 CY 2021 earnings, reporting $98.5 million of revenue (versus $78.2 million in the prior year period) and adjusted EBITDA of $6.6 million (versus $7.9 million in the prior year period). C 11/10/2021 The Company announces Q3 CY 2021 earnings, reporting $105.6 million of revenue (versus $80.2 million in the prior year period) and adjusted EBITDA of $7.9 million (versus $13.3 million in the prior year period). D 3/31/2022 The Company announces Q4 and full CY 2021 earnings, achieving full year revenue of $412.8 million (versus $328.8 million in the prior year period) and adjusted EBITDA of $27.0 million (versus $32.3 million in the prior year period). E 5/12/2022 The Company announces Q1 CY 2022 earnings, reporting $100.7 million of revenue (versus $90.2 million in the prior year period) and adjusted EBITDA of $0.2 million (versus $7.1 million in the prior year period). Concurrently, the Company announces a $50 million share repurchase program. F 8/10/2022 The Company announces the initiation of a strategic review of its non-enterprise businesses concurrently with Q2 CY 2022 earnings, reporting $103.8 million of revenue (versus $98.5 million in the prior year period) and adjusted EBITDA of $2.1 million (versus $6.6 million in the prior year period). Withdraws CY 2022 guidance. G 11/10/2022 The Company announces Q3 CY 2022 earnings, reporting $114.6 million of revenue (versus $105.6 million in the prior year period) and adjusted EBITDA of $7.2 million (versus $7.9 million in the prior year period). A B C F D E Current Stock Price2: $0.95 Event Date Comment H 3/29/2023 The Company announces Q4 and full CY 2022 earnings, achieving full year revenue of $442.4 million (versus $412.8 million in the prior year period) and adjusted EBITDA of $15.8 million (versus $27.0 million in the prior year period). The Company provides CY 2023 revenue and adjusted EBITDA guidance of $450 to $460 million and $25 to $30 million, respectively. I 5/10/2023 The Company announces Q1 CY 2023 earnings, reporting $116.3 million of revenue (versus $100.7 million in the prior year period) and adjusted EBITDA of $2.1 million (versus $0.2 million in the prior year period). J 5/31/2023 The Company announces that it completed the strategic review process initiated in 2022, concluding to continue executing on the Company's strategic plan to drive growth and efficiencies across all three business channels. The Board re-authorizes a $50 million stock repurchase program. K 8/9/2023 The Company announces Q2 CY 2023 earnings, reporting $110.4 million of revenue (versus $103.8 million in the prior year period) and adjusted EBITDA of $3.8 million (versus $2.1 million in the prior year period). L 10/12/2023 The Company announces the receipt of an unsolicited preliminary non-binding proposal from Claritas Capital to acquire all of the outstanding shares of common stock of the Company, not already beneficially owned by Claritas Capital and its affiliated funds, for cash consideration of between $1.35 and $1.80 per share. M 11/9/2023 The Company announces Q3 CY 2023 earnings, reporting $113.3 million of revenue (versus $114.6 million in the prior year period) and adjusted EBITDA of $9.6 million (versus $5.2 million3 in the prior year period). Announces new CEO beginning 1/2/24. N 3/12/2024 The Company announces it will delay Q4 and full CY 2023 earnings from 3/13/24 to 3/28/24 and that its Board formed a special committee of independent directors to evaluate multiple proposals for a potential sale and other alternatives. G H I K J L M Sources: Capital IQ and public filings. Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization and Stock-Based Compensation Expense, adjusted for certain non-recurring items. CY refers to Calendar Year; Q refers to quarter. (1) The Company completed the de-SPAC transaction on 7/1/21 and began trading on the Nasdaq under ticker “SHCR” on 7/2/21. (2) As of 3/12/2024 close. (3) Q3 CY 2022 Adjusted EBITDA was recasted from $7.2 million to $5.2 million, reflecting the Company’s updated computation methodology effective 9/30/23. N

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Fiscal Year Ends December 31 2021A 2022A 2023A Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Total Revenue $90.2 $98.5 $105.6 $118.5 $100.7 $103.8 $114.6 $123.3 $116.3 $110.4 $113.3 Guidance (Low) 96.5 103.0 120.3 95.0 101.0 111.0 109.5 111.0 Guidance (High) 98.5 105.0 121.3 98.0 103.0 113.0 110.5 113.0 % Beat / (Miss) 1.0% 1.6% (1.9%) 4.4% 1.8% 3.8% 0.3% 1.2% Consensus GM (%) 51.5% 49.2% 52.0% 51.0% 49.5% 49.5% 46.7% 47.7% 41.6% 44.2% Actual (GAAP) GM (%) 50.8% 50.6% 51.5% 50.3% 48.9% 48.7% 47.4% 40.6% 41.6% 43.0% 43.2% Difference (0.9%) 2.3% (1.7%) (2.1%) (0.7%) (2.1%) (6.1%) (6.0%) 1.4% (1.0%) As Reported Adj. EBITDA $6.5 $6.6 $7.9 $5.4 $0.2 $2.1 $7.2 $4.6 $2.1 $3.8 $9.6 Guidance (Low) 6.5 6.0 8.0 0.0 1.0 1.0 2.5 8.0 Guidance (High) 6.5 7.0 9.0 0.0 2.0 2.0 3.5 10.0 % Beat / (Miss) 2.3% 21.6% (37.0%) NA 42.3% 40.3% 27.2% 6.7% Restated Adj. EBITDA $7.1 $6.6 $7.9 $5.4 ($1.3) ($0.6) $5.2 $2.5 $0.6 $3.3 $9.6 Historical Performance vs. Guidance and Consensus Source: Company press releases, filings, Savanna Management, FactSet, Capital IQ as of 3/12/2024. (1) Sourced directly from each quarter’s press release. Guidance sourced from the prior quarter’s press release. (2) Adjusted EBITDA has subsequently been revised by the Company as compared to the public filing due to certain discussions around accepted add-backs with the SEC. 35 ($ in millions, except per share data) 2021 2022 2023 $408 $415 $415 $413 $415 $31 $29 $30 $29 $30 $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 $500 6/1/2021 8/11/2021 11/10/2021 $485 $485 $488 $476 $445 $444 $33 $33 $31 $31 $11 $14 $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 $500 3/31/2022 5/12/2022 8/10/2022 11/10/2022 $455 $456 $456 $456 $460 $460 $483 $479 $28 $28 $28 $24 $30 $27 $24 $24 $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 $500 3/29/2023 5/4/2023 8/9/2023 11/9/2023 Revenue Mgmt. Guidance Revenue Consensus EBITDA Mgmt. Guidance EBITDA Consensus (1) (2) Guidance withdrawn Withdrawn Withdrawn

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Last Twelve Months Last Nine Months Last Six Months Last Three Months 36 Selected Historical Trading Activity As of 3/12/2024 Volume: 323.8 million VWAP1: $1.23 Volume: 236.0 million VWAP1: $1.10 Volume: 119.1 million VWAP1: $1.02 Volume: 53.3 million VWAP1: $1.01 36.7% 23.0% 17.9% 20.2% 0.2% 1.0% 1.1% $0.75- $1.00 $1.00- $1.25 $1.25- $1.50 $1.50- $1.75 $1.75- $2.00 $2.00- $2.25 $2.25- $2.50 50.3% 31.6% 5.9% 12.0% 0.2% 0.0% 0.0% $0.75- $1.00 $1.00- $1.25 $1.25- $1.50 $1.50- $1.75 $1.75- $2.00 $2.00- $2.25 $2.25- $2.50 55.8% 44.2% 0.0% 0.0% 0.0% 0.0% 0.0% $0.75- $1.00 $1.00- $1.25 $1.25- $1.50 $1.50- $1.75 $1.75- $2.00 $2.00- $2.25 $2.25- $2.50 49.9% 50.1% 0.0% 0.0% 0.0% 0.0% 0.0% $0.75- $1.00 $1.00- $1.25 $1.25- $1.50 $1.50- $1.75 $1.75- $2.00 $2.00- $2.25 $2.25- $2.50 Source: Bloomberg as of 3/12/2024. VWAP refers to Volume Weighted Average Price. (1) Based on VWAP over specified period (last twelve months, last nine months, last six months, or last three months). Reference to “Month” is based on Calendar months. VWAP in dollars.

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY $0.00 $1.00 $2.00 $3.00 $4.00 Mar-23 May-23 Jul-23 Sep-23 Nov-23 Jan-24 Mean Analyst Price Target Share Price Savanna Analyst Perspectives 37 Wall Street Price Targets Consensus Price Targets vs. Stock Price Analyst Recommendations $2.81 $0.95 Premium to Current: 195.8% # of Ratings 5 5 4 4 4 4 4 4 4 4 4 4 4 4 4 4 Sources: Bloomberg, Capital IQ, and Wall Street research as of 3/12/2024. E refers to Estimated; EV refers to Enterprise Value; NA refers to Not Available. (1) Houlihan Lokey does not have access to equity research reports published by certain analysts including Nephron Research. Selected Wall Street Analyst Commentary Analyst Report Date and Rating Comments BTIG 1/31/24 Buy “We like that SHCR “advocates” for its members and takes an extensive and personalized view on each member to deliver proven outcomes. Its value-based approach should be attractive to health plans and providers who are looking for actual health and well-being weight loss changes that can also help manage costs.” “SHCR reported good results in 3Q:23, and re-affirmed full-year 2023E revenue guidance and its expectation to be cash-flow break-even by year-end.. EBITDA for the company is reaching an inflection point, and we expect momentum to continue.” Canaccord Genuity 1/3/24 Buy “The stock currently trades at a deeply discounted valuation, likely due to lack of action from the strategic initiative earlier in 2023, some questioning of the logic behind the synergies the three business generate, and customer Koch Industries selling its stake in the business. Further, the offshoring cost initiatives do provide some risks, particularly as the company approaches free cash flow breakeven. With adj-EBITDA now shored up to SEC guidelines, solid cash position of ~$128M at the end of 3Q, and we believe a clear line of sight to free cash flow breakeven, we have greater confidence in the longer term outlook of the business.” Morgan Stanley 12/15/23 Equal Weight “Valuation looks attractive relative to peers, but we see limited upside to estimates, which may cap any potential re-rating in the shares near term…Management discontinued the COVID vaccine assistant and health passport program and is retooling the legacy patient-centered medical home business from Healthways, while stepping up investments in Enterprise. The company recently finalized a strategic review and the Board opted to continue operating 3 segments, raising the bar to deliver on its vision.” Broker Date Rating Price Target Methodology CG 3/12/24 Buy $2.00 14.7x EV / '24E Adj. EBITDA BTIG 1/31/24 Buy $5.00 2.9x EV / '25E Rev. MS 12/15/23 Equalweight $1.50 0.8x EV / '24E Rev. Nephron 12/13/23 Buy $2.75 NA¹ Median $2.38 Mean $2.81 60% 60% 75% 75% 75% 75% 75% 75% 75% 75% 75% 75% 75% 75% 75% 75% 75% 40% 40% 25% 25% 25% 25% 25% 25% 25% 25% 25% 25% 25% 25% 25% 25% 25% Buy Hold 4

Canaccord Genuity
Sum-of-the-Parts Analysis

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Sum of the parts	2023 Revenue	Peer Multiple	Implied Value
Enterprise	255,312	2.8x	714,874
Life Sciences[1]	76,516	3.3x	252,503
Provider	120,837	2.3x	277,924
Total Enterprise Value			1,245,302
+ Net 3Q'23 cash			127,558
- Preferred liquidation preference			50,000
Total Market Value			1,322,860
Fully diluted shares outstanding			398,221
Implied value per share			$ 3.32

[1] 50% discount to 6.6x 2023 peer group multiple (ex. High/low)

Source: Canaccord Genuity estimates, FactSet

Analyst	Report Date and Rating	Comments
Canaccord Genuity	3/12/2024 Buy	"Evaluating the company from a sum-of-the-parts perspective backs the conclusion that shares are undervalued. **Assuming a 2.8x 2023 revenue multiple, in line with the employer and health plan peer group, for Sharecare's Enterprise business implies $714.9 million value for the division.** **Applying a 3.3x 2023 revenue multiple, a 50% discount to the pharma marketing and commercialization peer group, to the Life Sciences business derives a $252.5 million value for the pharma marketing business.** **Finally, assuming a 2.3x 2023 revenue multiple for the Provider business (medical records), in line with provider-focused technology peer group, yields a $277.9 million value for the segment.** In total, the implied enterprise value for these businesses is $1.245 billion. Adding 127.6 million net cash exiting 3Q'23, subtracting $50 million liquidation preference for Series A preferred shares, and assuming 398.2 million fully diluted shares yields a $3.32 per share value. This is well above our current $2 price target, further implying our view that Sharecare is undervalued at current levels."

Source: Canaccord Genuity research report dated 3/12/2024.

Houlihan Lokey | 38

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY Savanna: Wall Street Consensus Fiscal Year Estimates Detail (Post-Q3’23 Earnings Release) Source: Wall Street research, Savanna management. (1) Management guidance as of Sharecare Q3 2023 earnings release, November 9, 2023. (2) Management forecast as of 2/20/2024 (includes doc.ai). 39 ($ millions) FY 2023E BTIG CG MS Wall Street Avg. CapIQ Guidance Range(1) Mgmt Forecast(2) Enterprise $255 $257 $260 $258 $258 Provider 121 123 116 120 119 Consumer 77 77 77 77 82 Total Revenue $453 $457 $454 $454 $455 $452.5 - $460 $460 Adj. EBITDA $23 $26 $24 $24 $24 $21 - $26 $24 % Margin 5.6% 5.1% 5.3% 5.3% 5.3% 4.6% - 5.7% 5.2% FY 2024E BTIG CG MS Wall Street Avg. CapIQ Mgmt Forecast(2) Enterprise $273 $275 $287 $279 $228 Provider 134 141 128 134 123 Consumer 81 85 81 82 86 Total Revenue $488 $501 $496 $495 $495 $436 Adj. EBITDA $42 $47 $48 $46 $46 $37 % Margin 9.3% 8.5% 9.8% 9.2% 9.2% 8.5% FY 2025E BTIG CG MS Wall Street Avg. CapIQ Mgmt Forecast(2) Enterprise $294 $303 $318 $305 $302 Provider 151 162 141 151 138 Consumer 87 93 85 89 91 Total Revenue $558 $532 $544 $545 $545 $531 Adj. EBITDA $57 $55 $64 $59 $59 $77 % Margin 10.2% 10.2% 11.8% 10.7% 10.7% 14.5%

HIGHLY CONFIDENTIAL DRAFT FOR DISCUSSION SUBJECT TO CHANGE FOR INFORMATIONAL PURPOSES ONLY 40 Ownership Summary (shares in millions) Sources: Capital IQ and public filings as of 3/12/2024. designates holdings excluded from public float computations. Common Stock Holder Shares % Outstanding Claritas Capital 36.7 10.4% BlackRock, Inc. (NYSE:BLK) 23.6 6.7% The Vanguard Group, Inc. 17.0 4.8% Hearst Corporation 16.2 4.6% Samjo Management, LLC 13.1 3.7% Allspring Global Investments, LLC 7.7 2.2% Geode Capital Management, LLC 6.8 1.9% Pennsylvania Capital Management, Inc. 6.6 1.9% State Street Global Advisors, Inc. 6.0 1.7% Cowen Prime Advisors LLC 5.9 1.7% Current / Former Directors and Executive Officers 16.7 4.7% Other 196.4 55.7% Total 352.4 100.0%

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Savanna Institutional Shareholder Evolution

The analysis below estimates the average cost basis of Savanna's top institutional shareholders based on when they bought shares

3-Month VWAP	$1.02	$1.20	$1.55	$2.26
Current % Delta	(6.4%)	(20.5%)	(38.8%)	(57.8%)

Investor	Current % Held	Estimated Cost Basis Wtd. Avg.	Current % Prem. / (Disc.) vs. Basis	Dec-23	Sep-23	Jun-23	Mar-23
Claritas Capital	10.4%	NA (Low)	NA	36,692,258	36,857,499	36,857,499	36,857,499
BlackRock, Inc. (NYSE:BLK)	6.7%	$2.87	(66.9%)	23,576,926	22,299,511	22,680,449	20,613,029
The Vanguard Group, Inc.	4.8%	$3.50	(72.8%)	16,962,031	16,588,526	16,267,951	15,050,804
Hearst Corporation	4.6%	NA (Low)	NA	16,194,139	16,194,139	16,194,139	16,194,139
Samjo Management, LLC	3.7%	$1.50	(36.6%)	13,074,000	16,401,000	6,200,000	3,750,000
Allspring Global Investments, LLC	2.2%	$1.03	(7.4%)	7,658,126	40,371	40,371	-
Geode Capital Management, LLC	1.9%	$4.09	(76.7%)	6,755,599	6,473,040	6,414,881	6,073,401
Pennsylvania Capital Management, Inc.	1.9%	$1.20	(20.8%)	6,648,333	6,648,333	-	17,260
State Street Global Advisors, Inc.	1.7%	$2.81	(66.2%)	5,980,710	6,768,139	6,707,009	6,508,793
Cowen Prime Advisors LLC	1.7%	$2.07	(54.0%)	5,861,000	5,861,000	5,861,000	4,650,600
Mudrick Capital Management, L.P.	1.4%	$1.75	(45.6%)	4,853,800	4,853,800	6,250,000	6,250,000
Private Management Group Inc	1.2%	$1.03	(7.2%)	4,083,276	-	-	-
ExodusPoint Capital Management, LP	1.1%	$1.18	(19.3%)	3,892,046	3,390,127	-	-
Northern Trust Global Investments	0.8%	$2.84	(66.5%)	2,655,403	2,801,700	2,884,732	2,486,297
Charles Schwab Investment Management, Inc.	0.6%	$5.24	(81.9%)	2,246,383	2,231,954	2,375,354	2,323,419
Aflac Asset Management LLC	0.6%	$1.75	(45.6%)	2,208,644	2,208,644	2,208,644	2,208,644
Kennedy Capital Management LLC	0.5%	$1.79	(47.0%)	1,884,925	1,912,900	1,907,928	1,732,364
Swiss Re Asset Management (Americas) Inc.	0.4%	$2.46	(61.2%)	1,391,647	1,391,647	1,391,647	1,391,647
Teachers Insurance and Annuity Association-College Retirement Equities	0.4%	$1.73	(44.9%)	1,327,804	1,324,271	960,860	717,384
BNY Mellon Asset Management	0.4%	$3.00	(68.2%)	1,266,424	1,056,516	1,053,654	1,023,194
Top 20 Institutions	**46.9%**	**$1.65**	**(42.3%)**	**165,213,474**	**155,303,117**	**136,256,118**	**127,848,474**

Increased position | Decreased position

Source: Capital IQ as of 3/12/2024.

Houlihan Lokey | 41

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Illustrative Premiums Paid

Select Public Target Software Deals, Last 12 Months

		Date	Rev Growth	EV	EV / Rev	EV / EBITDA	Offer Premium vs. Average Stock Price					New Debt	New Debt /
Target	Buyer	Announced	NTM	USD (M)	NTM	NTM	1-Day	30-Day	60-Day	90-Day	180-Day	USD (M)	NTM EBITDA
ZeroFox Holdings, Inc.	Haveli Investment Management	1/28/2024	2.4%	322	1.4x	NA	31%	55%	67%	58%	28%	N/A	N/A
Everbridge, Inc.	Thoma Bravo	2/4/2024	2.9%	1,800	3.9x	17.6x	47%	54%	58%	61%	47%	N/A	N/A
ANSYS, Inc.	Synopsys	1/15/2024	6.0%	32,437	13.5x	28.6x	6%	14%	21%	21%	18%	16,000	NM
Pagero Group AB (publ) [1]	Thomson Reuters Corporation	1/11/2024	(1.7%)	821	8.8x	NM	141%	158%	186%	200%	215%	N/A	N/A
Alteryx, Inc. [1]	Clearlake Capital, Insight Partners	12/18/2023	11.4%	4,393	4.3x	27.2x	59%	49%	28%	27%	2%	N/A	N/A
Rover Group, Inc.	Blackstone	11/29/2023	21.7%	2,152	8.1x	37.7x	29%	48%	60%	65%	95%	N/A	N/A
EQS Group AG	Thoma Bravo	11/16/2023	20.7%	462	5.0x	28.8x	53%	63%	56%	52%	57%	N/A	N/A
Q4 Inc.	Sumeru Equity Partners	11/13/2023	11.8%	163	2.5x	NM	37%	47%	47%	48%	61%	N/A	N/A
EngageSmart, Inc.	Vista Equity	10/23/2023	14.8%	3,523	8.4x	NM	14%	21%	27%	26%	25%	N/A	N/A
Tribal Group plc	Elucian Company	10/5/2023	(0.4%)	211	2.1x	13.8x	42%	51%	61%	67%	65%	N/A	N/A
LiveVox Holdings, Inc.	NICE	10/3/2023	6.9%	427	2.8x	38.6x	14%	14%	20%	25%	31%	N/A	N/A
Splunk Inc.	Cisco	9/21/2023	8.5%	28,550	6.8x	28.0x	31%	39%	44%	48%	57%	N/A	N/A
SUSE S.A.	EQT	8/17/2023	4.0%	3,453	4.9x	14.3x	58%	48%	31%	21%	4%	N/A	N/A
New Relic, Inc. [1]	TPG, Francisco Partners	7/30/2023	7.7%	6,597	6.4x	33.8x	14%	20%	20%	25%	37%	2,650	NM
Kahoot! ASA	Goldman Sachs Asset Management	7/12/2023	12.6%	1,636	9.2x	33.2x	84%	84%	88%	90%	158%	N/A	N/A
Absolute Software Corporation	Crosspoint	5/10/2023	11.1%	868	3.5x	14.8x	34%	40%	40%	23%	15%	N/A	N/A
Software AG	Silver Lake	4/21/2023	5.5%	2,779	2.5x	15.0x	57%	57%	57%	45%	41%	1,057	5.7x
Cvent Holding Corp. [1]	Blackstone, ADIA	3/14/2023	11.7%	4,577	6.5x	35.9x	24%	50%	52%	52%	54%	1,000	7.8x
Momentive Global Inc. [1]	Symphony Technology Group	3/13/2023	3.0%	1,561	3.2x	17.0x	46%	52%	36%	22%	(18%)	450	4.9x
Qualtrics International Inc. [1]	Silver Lake, Canada Pension Plan	3/12/2023	14.1%	10,911	6.6x	NM	62%	73%	73%	72%	53%	1,200	4.9x
Upper Quartile			**11.8%**	**4,176**	**6.9x**	**33.5x**	**57%**	**56%**	**61%**	**63%**	**57%**	**1,563**	**5.7x**
Median			**9.4%**	**1,976**	**5.0x**	**28.0x**	**44%**	**50%**	**54%**	**50%**	**44%**	**1,028**	**4.9x**
Mean			**8.9%**	**5,064**	**5.5x**	**25.6x**	**45%**	**52%**	**54%**	**53%**	**52%**	**2,869**	**4.9x**
Lower Quartile			**4.4%**	**833**	**3.2x**	**16.0x**	**30%**	**42%**	**33%**	**25%**	**26%**	**525**	**4.9x**

Source: Capital IQ as of 3/13/24.
Note: The analysis includes 20 software take-private transactions completed or announced since 3/12/23.
(1) Premiums based on unaffected share price due to rumors / leaks prior to announcement.
(2) "NM" indicates an EV / NTM EBITDA multiple >= 40.0x.
(3) "NM" indicates a New Debt / NTM EBITDA multiple <=0.0x or >= 10.0x.

Houlihan Lokey | 42

Page 1. Situation Overview 3 2. Management Projections and Financial Analyses 7 3. Appendix 22 Preliminary Financial Analyses (With doc.ai) 23 Preliminary Selected Public Market Observations 32 Preliminary Selected Benchmarking Data 43 Preliminary Weighted Average Cost of Capital Analysis 48

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Preliminary Digital Health Industry Benchmarking

Operating Metrics

($ in millions, except per share data)

	Savanna	Accolade	alight	amwell	evolent	HealthCatalyst	Phreesia	TELADOC
Enterprise Value[(1)]	$302	$762	$8,109	($49)	$4,606	$414	$1,337	$3,150
Market Cap.[(1)]	$380	$783	$5,393	$308	$4,202	$504	$1,427	$2,735

2023E Revenue & 2023E / 2024E Revenue Growth


Median[(2)]:
$405
9% / 5%
$455
3% / 9%
Savanna Consensus
$460
4% / (5%)
Savanna Management
$3,410
9% / 5%
alight
$2,602
8% / 2%
TELADOC
$1,975
23% / 25%
evolent
$405
14% / 18%
Accolade
$349
27% / 21%
Phreesia
$296
7% / 4%
HealthCatalyst
$259
(7%) / 1%
amwell

2023E Gross Profit & Gross Margin


Median[(2)]:
47% / $230
43%
$195
Savanna Consensus
44%
$202
Savanna Management
71%
$1,843
TELADOC
66%
$230
Phreesia
49%
$145
HealthCatalyst
47%[(3)]
$192
Accolade
37%
$95
amwell
33%
$1,140
alight
24%
$465
evolent

2023E Adj. EBITDA & Adj. EBITDA Margin


Median[(2)]:
4% / $11
5%
$24
Savanna Consensus
5%
$24
Savanna Management
22%
$739
alight
13%
$328
TELADOC
10%
$195
evolent
4%
$11
HealthCatalyst
(3%)
($13)
Accolade
($43)
(12%)
Phreesia
($165)
(64%)
amwell

Source: Capital IQ as of 3/12/2024. Wall Street research. Metrics <0 considered NM.
Note: Savanna metrics based on Street consensus estimates; A refers to Actual; E refers to Estimated; Adjusted EBITDA refers to earnings before interest, taxes, depreciation and amortization, adjusted for certain non-recurring items.
(1) Based on diluted shares. Based on closing prices as of 3/12/2024.
(2) Median excludes Savanna.
(3) Reflects gross margin estimate for fiscal year ending February 2024.

Houlihan Lokey | 44

HIGHLY CONFIDENTIAL
DRAFT FOR DISCUSSION
SUBJECT TO CHANGE
FOR INFORMATIONAL PURPOSES ONLY

Preliminary Digital Health Industry Benchmarking

Valuation Metrics

($ in millions, except per share data)

	Savanna	Accolade	alight	amwell	evolent	HealthCatalyst	Phreesia	TELADOC
Enterprise Value[1]	$302	$762	$8,109	($49)	$4,606	$414	$1,337	$3,150
Market Cap.[1]	$380	$783	$5,393	$308	$4,202	$504	$1,427	$2,735
LTM Share Perf.	(56%)	(21%)	4%	(63%)	11%	(30%)	(30%)	(37%)
Inst. Ownership	37%	77%	71%	38%	98%	81%	96%	73%

EV / 2024E Revenue


Median[2]: 1.7x
0.6x
0.7x
3.2x
2.3x
1.9x
1.6x
1.3x
1.2x
NMF
Savanna Consensus
Savanna Management
Phreesia
alight
evolent
Accolade
HealthCatalyst
TELADOC
amwell

EV / 2024E Revenue / 2023E – 2024E Revenue Growth


Median[2]: 0.23x
0.07x
NMF
0.48x
0.46x
0.31x
0.15x
0.09x
0.07x
NMF
Savanna Consensus
Savanna Management
TELADOC
alight
HealthCatalyst
Phreesia
Accolade
evolent
amwell

EV / 2024E EBITDA


Median[2]: 13.4x
6.6x
8.7x
18.2x
16.7x
10.1x
8.6x
NMF
NMF
NMF
Savanna Consensus
Savanna Management
evolent
HealthCatalyst
alight
TELADOC
Accolade
amwell
Phreesia

Source: Capital IQ as of 3/12/2024, Wall Street research. Multiples <0x or >100x considered NMF.
Note: Savanna metrics based on Street consensus estimates; A refers to Actual; E refers to Estimated; Adjusted EBITDA refers to earnings before interest, taxes, depreciation and amortization, adjusted for certain non-recurring items.
(1) Based on diluted shares. Based on closing prices as of 3/12/2024.
(2) Median excludes Savanna.

Houlihan Lokey | 45

HIGHLY CONFIDENTIAL
DRAFT FOR DISCUSSION
SUBJECT TO CHANGE
FOR INFORMATIONAL PURPOSES ONLY

Preliminary Benchmarking Data

($ in millions)

Size (LTM Revenue, millions)	
Alight, Inc.	$3,410.0
Teladoc Health, Inc.	$2,602.4
Evolent Health, Inc.	$1,975.3
Savanna (with doc.ai)	**$463.2**
Savanna (without doc.ai)	**$463.2**
Accolade, Inc.	$388.5
Phreesia, Inc.	$337.9
Health Catalyst, Inc.	$295.9
American Well Corporation	$259.0

Size [1] (Enterprise Value as of 3/12/24, millions)	
Alight, Inc.	$8,108.8
Evolent Health, Inc.	$4,606.0
Teladoc Health, Inc.	$3,150.0
Phreesia, Inc.	$1,337.3
Accolade, Inc.	$761.5
Health Catalyst, Inc.	$414.5
Savanna (with doc.ai) [2]	**$301.8**
Savanna (without doc.ai) [2]	**$301.8**
American Well Corporation	($49.3)

Leverage [1] (Debt to EV as of 3/12/24)	
Health Catalyst, Inc.	55.0%
Teladoc Health, Inc.	48.8%
Alight, Inc.	34.5%
Accolade, Inc.	27.3%
Evolent Health, Inc.	13.0%
Phreesia, Inc.	1.0%
Savanna (with doc.ai) [2]	**0.1%**
Savanna (without doc.ai) [2]	**0.1%**
American Well Corporation	0.0%

Liquidity (Current Ratio as of 3/12/24)	
American Well Corporation	4.8
Health Catalyst, Inc.	4.4
Teladoc Health, Inc.	3.5
Savanna (with doc.ai)	**2.4**
Savanna (without doc.ai)	**2.4**
Accolade, Inc.	2.4
Phreesia, Inc.	2.0
Alight, Inc.	1.3
Evolent Health, Inc.	1.0

Historical Growth (CY 2021 to CY 2022 Revenue)	
Evolent Health, Inc.	41.6%
Phreesia, Inc.	32.4%
Accolade, Inc.	23.6%
Teladoc Health, Inc.	18.4%
Health Catalyst, Inc.	14.2%
American Well Corporation	9.7%
Alight, Inc.	7.4%
Savanna (with doc.ai)	**7.2%**
Savanna (without doc.ai)	**7.2%**

Projected Growth (CY 2022 to CY 2023E Revenue)	
Phreesia, Inc.	26.7%
Evolent Health, Inc. [3]	22.9%
Accolade, Inc.	14.3%
Alight, Inc. [3]	8.9%
Teladoc Health, Inc. [3]	8.1%
Health Catalyst, Inc. [3]	7.1%
Savanna (with doc.ai)	**3.9%**
Savanna (without doc.ai)	**3.9%**
American Well Corporation [3]	-6.5%

Projected Growth (CY 2022 to CY 2024E Revenue)	
Evolent Health, Inc.	24.0%
Phreesia, Inc.	23.8%
Accolade, Inc.	16.3%
Alight, Inc.	6.9%
Health Catalyst, Inc.	5.7%
Teladoc Health, Inc.	5.2%
Savanna (with doc.ai)	**-0.7%**
American Well Corporation	-2.8%
Savanna (without doc.ai)	**-2.9%**

Projected Growth (CY 2022 to CY 2025E Revenue)	
Phreesia, Inc.	22.2%
Evolent Health, Inc.	21.3%
Accolade, Inc.	17.0%
Health Catalyst, Inc.	7.7%
Alight, Inc.	6.7%
Savanna (with doc.ai)	**6.3%**
American Well Corporation	5.2%
Savanna (without doc.ai)	**5.0%**
Teladoc Health, Inc.	4.7%

Projected Growth (CY 2023E to CY 2024E Revenue)	
Evolent Health, Inc. [3]	25.1%
Phreesia, Inc.	21.0%
Accolade, Inc.	18.4%
Alight, Inc. [3]	4.9%
Health Catalyst, Inc. [3]	4.3%
Teladoc Health, Inc. [3]	2.5%
American Well Corporation [3]	1.1%
Savanna (with doc.ai)	**-5.1%**
Savanna (without doc.ai)	**-9.2%**

Projected Growth (CY 2023E to CY 2025E Revenue)	
Evolent Health, Inc. [3]	20.4%
Phreesia, Inc.	20.0%
Accolade, Inc.	18.4%
American Well Corporation [3]	11.6%
Health Catalyst, Inc. [3]	8.0%
Savanna (with doc.ai)	**7.5%**
Alight, Inc. [3]	5.6%
Savanna (without doc.ai)	**5.6%**
Teladoc Health, Inc. [3]	3.1%

Projected Growth (CY 2024E to CY 2025E Revenue)	
American Well Corporation	23.1%
Savanna (without doc.ai)	**22.7%**
Savanna (with doc.ai)	**21.8%**
Phreesia, Inc.	19.0%
Accolade, Inc.	18.3%
Evolent Health, Inc.	16.0%
Health Catalyst, Inc.	11.8%
Alight, Inc.	6.3%
Teladoc Health, Inc.	3.7%

Historical Growth (CY 2021 to CY 2022 Adjusted EBITDA)	
Evolent Health, Inc. [5]	60.3%
Teladoc Health, Inc.	-8.0%
Savanna (with doc.ai)	**-78.5%**
Savanna (without doc.ai)	**-78.5%**
Alight, Inc. [4]	*NA*
Accolade, Inc.	*NMF*
American Well Corporation	*NMF*
Health Catalyst, Inc.	*NMF*
Phreesia, Inc.	*NMF*

Projected Growth (CY 2022 to CY 2023E Adjusted EBITDA)	
Savanna (with doc.ai)	**304.9%**
Savanna (without doc.ai)	**304.9%**
Evolent Health, Inc. [3] [5]	83.1%
Teladoc Health, Inc. [3]	33.1%
Alight, Inc. [3]	12.1%
Accolade, Inc.	*NMF*
American Well Corporation [3]	*NMF*
Health Catalyst, Inc. [3]	*NMF*
Phreesia, Inc.	*NMF*

Projected Growth (CY 2022 to CY 2024E Adjusted EBITDA)	
Savanna (with doc.ai)	**152.4%**
Savanna (without doc.ai)	**95.3%**
Evolent Health, Inc. [5]	54.3%
Teladoc Health, Inc.	21.9%
Alight, Inc.	10.5%
Accolade, Inc.	*NMF*
American Well Corporation	*NMF*
Health Catalyst, Inc.	*NMF*
Phreesia, Inc.	*NMF*

Projected Growth (CY 2022 to CY 2025E Adjusted EBITDA)	
Savanna (with doc.ai)	**136.1%**
Savanna (without doc.ai)	**119.7%**
Evolent Health, Inc. [5]	45.2%
Teladoc Health, Inc.	18.5%
Alight, Inc.	10.7%
Accolade, Inc.	*NMF*
American Well Corporation	*NMF*
Health Catalyst, Inc.	*NMF*
Phreesia, Inc.	*NMF*

Projected Growth (CY 2023E to CY 2024E Adjusted EBITDA)	
Health Catalyst, Inc. [3]	124.6%
Savanna (with doc.ai)	**57.3%**
Evolent Health, Inc. [3] [5]	30.1%
Teladoc Health, Inc. [3]	11.7%
Alight, Inc. [3]	8.9%
Savanna (without doc.ai)	**-5.8%**
Accolade, Inc.	*NMF*
American Well Corporation [3]	*NMF*
Phreesia, Inc.	*NMF*

Sources: Bloomberg, Capital IQ, Savanna management and public filings.
Note: No company shown for comparative purposes is identical to the Company.
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization and Stock-Based Compensation Expense, adjusted for certain non-recurring items; CY refers to Calendar Year; E refers to Estimated; EV refers to Enterprise Value; LTM refers to the most recently completed 12-month period for which financial information has been made public, other than for the Company, in which case LTM refers to Latest 12 Months; NA refers to not available; NMF refers to not meaningful figure.
(1) Based on public trading prices of common stock.
(2) Based on public filings, market data and other public information as of 3/12/2024.
(3) Refers to CY 2023 actuals.
(4) On 7/2/21, Alight completed its Business Combination with Foley Trasimene Acquisition Corp. Adjusted EBITDA pro forma for the acquisition is not available.
(5) On 1/20/23, Evolent Health completed the acquisition of National Imaging Associates, Inc. Historical figures do not reflect results pro forma for the acquisition.

Houlihan Lokey | 46

HIGHLY CONFIDENTIAL
DRAFT FOR DISCUSSION
SUBJECT TO CHANGE
FOR INFORMATIONAL PURPOSES ONLY

Preliminary Benchmarking Data *(cont'd)*

($ in millions)

Projected Growth (CY 2023E to CY 2025E Adjusted EBITDA)	
Health Catalyst, Inc. [1]	84.4%
Savanna (with doc.ai)	**80.3%**
Savanna (without doc.ai)	**61.8%**
Evolent Health, Inc. [1] [2]	29.4%
Teladoc Health, Inc. [1]	11.8%
Alight, Inc. [1]	10.0%
Accolade, Inc.	*NMF*
American Well Corporation [1]	*NMF*
Phreesia, Inc.	*NMF*

Projected Growth (CY 2024E to CY 2025E Adjusted EBITDA)	
Phreesia, Inc.	368.0%
Accolade, Inc.	200.2%
Savanna (without doc.ai)	**178.0%**
Savanna (with doc.ai)	**106.6%**
Health Catalyst, Inc.	51.5%
Evolent Health, Inc.	28.7%
Teladoc Health, Inc.	12.0%
Alight, Inc.	11.1%
American Well Corporation	*NMF*

Profitability (CY 2023E Adjusted EBITDA to CY 2023E Revenue)	
Alight, Inc. [1]	21.7%
Teladoc Health, Inc. [1]	12.6%
Evolent Health, Inc. [1] [2]	9.9%
Savanna (with doc.ai)	**5.1%**
Savanna (without doc.ai)	**5.1%**
Health Catalyst, Inc. [1]	3.7%
Accolade, Inc.	*NMF*
American Well Corporation [1]	*NMF*
Phreesia, Inc.	*NMF*

Profitability (CY 2024E Adjusted EBITDA to CY 2024E Revenue)	
Alight, Inc.	22.5%
Teladoc Health, Inc.	13.7%
Evolent Health, Inc.	10.2%
Savanna (with doc.ai)	**8.5%**
Health Catalyst, Inc.	8.0%
Savanna (without doc.ai)	**5.3%**
Accolade, Inc.	2.1%
Phreesia, Inc.	1.9%
American Well Corporation	*NMF*

Profitability (CY 2025E Adjusted EBITDA to CY 2025E Revenue)	
Alight, Inc.	23.5%
Teladoc Health, Inc.	14.8%
Savanna (with doc.ai)	**14.4%**
Savanna (without doc.ai)	**12.0%**
Evolent Health, Inc.	11.4%
Health Catalyst, Inc.	10.9%
Phreesia, Inc.	7.6%
Accolade, Inc.	5.5%
American Well Corporation	*NMF*

Relative Depreciation (LTM Depr. to LTM Adjusted EBITDA)	
Alight, Inc.	57.0%
Evolent Health, Inc.	63.4%
Teladoc Health, Inc.	102.7%
Savanna (with doc.ai) [3]	**149.6%**
Savanna (without doc.ai) [3]	**249.8%**
Health Catalyst, Inc.	383.1%
Accolade, Inc.	*NMF*
American Well Corporation	*NMF*
Phreesia, Inc.	*NMF*

Internal Investment (LTM Capital Expenditures to LTM Revenue)	
Accolade, Inc.	1.1%
Evolent Health, Inc.	1.5%
Health Catalyst, Inc.	4.5%
Alight, Inc.	4.7%
American Well Corporation	5.9%
Teladoc Health, Inc.	6.0%
Savanna (with doc.ai) [4]	**6.3%**
Savanna (without doc.ai) [4]	**6.3%**
Phreesia, Inc.	7.1%

Net Operating Losses (FYE Federal and State NOL)	
Teladoc Health, Inc.	$3,728.7
Health Catalyst, Inc.	$1,108.1
American Well Corporation	$907.8
Accolade, Inc.	$875.8
Savanna (with doc.ai)	**$697.2**
Savanna (without doc.ai)	**$697.2**
Phreesia, Inc.	$493.3
Evolent Health, Inc.	$361.6
Alight, Inc.	$165.0

Net Operating Losses [5] (FYE Federal and State NOL % of EV)	
Health Catalyst, Inc.	267.3%
Savanna (with doc.ai) [6]	**231.0%**
Savanna (without doc.ai) [6]	**231.0%**
Teladoc Health, Inc.	118.4%
Accolade, Inc.	115.0%
Phreesia, Inc.	36.9%
Evolent Health, Inc.	7.9%
Alight, Inc.	2.0%
American Well Corporation	*NMF*

Sources: Bloomberg, Capital IQ, Savanna management and public filings.
Note: No company shown for comparative purposes is identical to the Company.
Adjusted EBITDA refers to Earnings Before Interest, Taxes, Depreciation and Amortization and Stock-Based Compensation Expense, adjusted for certain non-recurring items.
CY refers to Calendar Year; Depr. refers to Depreciation; E refers to Estimated; EV refers to Enterprise Value; FYE refers to the most recently completed fiscal year for which financial information has been made public.
LTM refers to the most recently completed 12-month period for which financial information has been made public, other than for the Company, in which case LTM refers to Latest 12 Months.
NMF refers to not meaningful figure; NOL refers to Net Operating Loss.
(1) Refers to CY 2023 actuals.
(2) On 1/20/23, Evolent Health completed the acquisition of National Imaging Associates, Inc. Historical figures do not reflect results pro forma for the acquisition.
(3) Refers to CY 2024 estimates.
(4) Refers to CY 2023 estimates.
(5) Based on public trading prices of common stock.
(6) Based on public filings, market data and other public information as of 3/12/2024.

Houlihan Lokey | 47

Page 1. Situation Overview 3 2. Management Projections and Financial Analyses 7 3. Appendix 22 Preliminary Financial Analyses (With doc.ai) 23 Preliminary Selected Public Market Observations 32 Preliminary Selected Benchmarking Data 43 Preliminary Weighted Average Cost of Capital Analysis 48

Preliminary Weighted Average Cost of Capital Analysis

HIGHLY CONFIDENTIAL
DRAFT FOR DISCUSSION
SUBJECT TO CHANGE
FOR INFORMATIONAL PURPOSES ONLY

Selected Company	Total Debt to Total Cap [1] [2]	Dd to Total Cap [1] [3]	Dnd to Total Cap [1] [4]	Total Debt to Equity Market Value [2] [5]	Dd to Equity Market Value [3] [5]	Dnd to Equity Market Value [4] [5]	Pfd. Stock to Total Cap [1] [6]	Equity Market Value to Total Cap [1] [5]	Pfd. Stock to Equity Market Value [5] [6]
Accolade, Inc.	21.0%	0.0%	21.0%	26.6%	0.0%	26.6%	0.0%	79.0%	0.0%
Alight, Inc.	34.1%	34.1%	0.0%	51.8%	51.8%	0.0%	0.0%	65.9%	0.0%
American Well Corporation	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	100.0%	0.0%
Evolent Health, Inc.	8.9%	8.9%	0.0%	10.2%	10.2%	0.0%	3.6%	87.5%	4.2%
Health Catalyst, Inc.	31.1%	5.6%	25.6%	45.2%	8.1%	37.1%	0.0%	68.9%	0.0%
Phreesia, Inc.	0.9%	0.0%	0.9%	1.0%	0.0%	1.0%	0.0%	99.1%	0.0%
Teladoc Health, Inc.	36.0%	35.4%	0.7%	56.3%	55.2%	1.0%	0.0%	64.0%	0.0%
Median	21.0%	5.6%	0.7%	26.6%	8.1%	1.0%	0.0%	79.0%	0.0%
Mean	18.9%	12.0%	6.9%	27.3%	17.9%	9.4%	0.5%	80.6%	0.6%
Savanna	0.1%	0.1%	0.0%	0.1%	0.1%	0.0%	11.6%	88.3%	13.2%

Selected Company	Levered Beta [7]	Unlevered Beta [8]	Equity Risk Premium [9]	Size Premium [10]	Cost of Equity [11]	Cost of Debt [12]	Cost of Pfd. Stock [13]	WACC
Accolade, Inc.	2.22	1.76	5.75%	1.14%	18.3%	7.6%	NA	16.1%
Alight, Inc.	1.10	0.80	5.75%	0.64%	11.4%	7.9%	NA	9.4%
American Well Corporation	1.84	1.84	5.75%	1.99%	17.0%	NA	NA	17.0%
Evolent Health, Inc.	1.25	1.12	5.75%	0.95%	12.6%	1.4% *	11.4%	11.5% *
Health Catalyst, Inc.	1.10	0.77	5.75%	1.99%	12.7%	8.1%	NA	11.2%
Phreesia, Inc.	1.29	1.28	5.75%	1.39%	13.2%	7.3%	NA	13.2%
Teladoc Health, Inc.	1.11	0.79	5.75%	1.21%	12.0%	6.5%	NA	9.4%
Median	1.25	1.12			12.7%	7.6%	11.4%	12.2%
Mean	1.42	1.19			13.9%	7.5%	11.4%	12.7%
Savanna	0.90	0.79	5.75%	1.99%	11.6%	7.1%	NA	10.2%

Source: Company filings, Capital IQ as of 3/12/2024, Bloomberg, Wall Street research, 2022 Duff & Phelps Valuation Handbook.
*Notes: No company used in this calculation for comparative purposes is identical to the Company; *excluded from median and mean data; NA refers to not available.*
(1) Total Cap refers to total capitalization, which equals Equity Market Value + Total Debt + Pfd. Stock.
(2) Total Debt refers to total debt amount based on most recent public filings as of 3/12/2024.
(3) Dd refers to Implied Tax-Deductible Debt, which equals the lesser of (a) 30% of Adjusted Taxable Income/Cost of Debt, or (b) Total Debt; LTM Adjusted EBITDA based on most recent public filings as of 3/12/2024, is assumed to be a valid proxy for Adjusted Taxable Income for the selected companies.
(4) Dnd refers to Implied Non-Tax-Deductible Debt, which equals Total Debt minus Dd.
(5) Equity Market Value based on closing price on 3/12/2024 and on diluted shares as of 3/12/2024.
(6) Pfd. Stock refers to preferred stock, which is the amount as stated in most recent public filings as of 3/12/2024.
(7) Based on actual levered beta per Bloomberg 5-year weekly as of 3/12/2024.
*(8) Unlevered Beta = Levered Beta/(1 + ((1 – tax rate) * Dd to Equity Market Value) + (Dnd to Equity Market Value) + (Pfd. Stock to Equity Market Value)).*
(9) Based on review of studies measuring the historical returns between stocks and bonds, theoretical models such as supply-side and demand-side models and other materials.
(10) Kroll Cost of Capital Navigator ("Navigator").
*(11) Cost of Equity = Risk-Free Rate of Return + (Levered Beta * Equity Risk Premium) + Size Premium. Risk-Free Rate of Return as of 3/12/2024, based on 20-year U.S. Treasury Bond Yield.*
(12) Based on selected company weighted average interest rate per most recent public filings, unless the selected company has publicly traded debt, in which case the cost of debt is based on the market-based yield to worst for such securities as of 3/12/2024.
(13) Based on selected company weighted average preferred dividend per most recent public filings 3/12/2024.

Houlihan Lokey | 49

Preliminary Weighted Average Cost of Capital Analysis *(cont'd)*

HIGHLY CONFIDENTIAL
DRAFT FOR DISCUSSION
SUBJECT TO CHANGE
FOR INFORMATIONAL PURPOSES ONLY

($ in millions)

Market Assumptions	
Risk-Free Rate of Return [1]	4.42%
Equity Risk Premium [2]	5.75%
Size Premium [3]	1.14%
Tax Rate [4]	28.17%

Capital Structure Assumptions	
Savanna Adjusted Taxable Income [5]	$23.6
Savanna Total Debt [6]	$0.5
Savanna Dd [7]	$0.5
Savanna Dnd [8]	$0.0
Total Debt to Total Capitalization [9]	21.0%
Dd to Total Capitalization [10]	21.0%
Dnd to Total Capitalization [10]	0.0%
Total Debt to Equity Market Value	26.6%
Dd to Equity Market Value [10]	26.6%
Dnd to Equity Market Value [10]	0.0%
Preferred Stock to Total Capitalization [9]	0.0%
Equity Market Value to Total Capitalization [9]	79.0%
Preferred Stock to Equity Market Value	NA
Cost of Debt [9]	7.6%
Cost of Preferred Stock [9]	11.4%

Cost of Equity for Computed WACC	
Selected Unlevered Beta [11]	1.12
Computed Levered Beta [12]	1.34
Cost of Equity [13]	13.3%

Computed Weighted Average Cost of Capital		11.6%	
Selected Weighted Average Cost of Capital Range	**11.0%**	**--**	**12.0%**

Source: Company filings, Capital IQ as of 3/12/2024, Bloomberg, Wall Street research, 2022 Duff & Phelps Valuation Handbook.
(1) Risk-Free Rate of Return as of 3/12/2024, based on 20-year U.S. Treasury Bond Yield.
(2) Based on a review of studies measuring the historical returns between stocks and bonds, theoretical models such as supply side and demand side models and other materials.
(3) Navigator.
(4) Forward tax rate, per Company management.
(5) Savanna 2023E Adjusted EBITDA is assumed to be a valid proxy for Sharecare, Inc. Adjusted Taxable Income.
(6) Savanna Total Debt refers to total debt amount of Savanna as of 3/12/2024.
(7) Savanna Dd refers to Implied Tax-Deductible Debt of Savanna, which equals the lesser of (a) 30% of Savanna Adjusted Taxable Income/Cost of Debt, or (b) Savanna Total Debt. Based on Capital Structure Assumptions.
(8) Savanna Dnd refers to Implied Non-Tax-Deductible Debt of Savanna, which equals Savanna Total Debt minus Savanna Dd.
(9) Based on review of corresponding metrics of selected companies listed on previous page.
(10) Based on the Company's Dd and Dnd and the Capital Structure Assumptions regarding Total Debt to Total Capitalization and Equity Market Value to Total Capitalization.
(11) Based on review of selected companies' unlevered betas listed on previous page.
*(12) Computed Levered Beta = Selected Unlevered Beta * (1 + ((1 – Tax Rate) * Dd to Equity Market Value) + (Dnd to Equity Market Value) + (Preferred Stock to Equity Market Value)); based on Market and Capital Structure Assumptions.*
*(13) Cost of Equity = Risk-Free Rate of Return + (Computed Levered Beta * Equity Risk Premium) + Size Premium. Based on Market Assumptions.*

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